Exhibit 10.47

PURCHASE AND SALE AGREEMENT

Between
PV CAMPUS PARCEL 3, L.P.,

as SELLER,

and

HINES GLOBAL REIT CAMPUS PLAYA VISTA LP,
a Delaware limited partnership
as PURCHASER

Premises:
Parcel 3
at The Campus At Playa Vista,
Los Angeles, California

April 16, 2013

THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made as of the 16th day of April, 2013 between PV CAMPUS PARCEL 3, L.P., a Delaware limited partnership, having an address c/o Tishman Speyer Properties, L.P., 45 Rockefeller Plaza, New York, New York 10111 ("Seller"), and HINES GLOBAL REIT CAMPUS PLAYA VISTA, LP, a Delaware limited partnership, having an address at 2800 Post Oak Blvd., Suite 4800, Houston, Texas 77056 ("Purchaser").
W I T N E S S E T H:
WHEREAS, PV Campus Parcel 3, L.P., a Delaware limited partnership, is the owner of the land (the "Land") located within the project commonly known as The Campus at Playa Vista, in Los Angeles, California (the "Project"), which Land is commonly known as Parcel 3, and more particularly described in Schedule A, together with the buildings commonly known as 12015, 12025, 12035, and 12045 Waterfront Drive (collectively, the "Buildings") located on the Land (collectively, the "Premises"); and
WHEREAS, Seller desires to sell the Property (as hereinafter defined) to Purchaser, and Purchaser desires to purchase the Property from Seller, upon and subject to the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

1.	DEFINITIONS
Adjourned Closing Date            Section 6(a)(v)
Agreement                Preamble
Broker                    Section 14(a)
Buildings                Recitals
business day(s)                Section 4
Closing                    Section 18
Closing Date                Section 18
Closing Documents            Section 37
Closing Statement            Section 7(a)
Closing Time                Section 7(a)
Company                Section 6(a)(i)
Confidentiality Agreement            Section 29(a)
Contracts                Section 10(a)(ii)
Cure Extension Notice            Section 11(c)
Damages                Section 11(c)
day(s)                    Section 4
Delinquent                Section 7(b)
Deposit                    Section 4(a)
Diligence Reports            Section 3(c)
Disclosure Statutes            Section 11(b)
Easements                Section 2(a)
Effective Date                Section 3(a)
Entitlements                Section 2(a)
Entitlements Covenant            Section 17(a)(xi)
Environmental Laws            Section 11(a)
Environmental Reports            Section 11(a)
ERISA                    Section 11(f)(ii)
Escrow Agent                Section 4(a)
Escrow Instructions            Section 4(b)(i)
Excluded Intangibles            Section 2(a)
Excluded Materials            Section 3(b)
Excluded Property            Section 8
Exculpated Parties            Section 11(a)
FIRPTA                    Section 21
Floor Area                Section 13(a)(i)
Hazardous Materials            Section 11(a)
Independent Contract Consideration    Section 4(a)
Intangible Property            Section 2(a)
Land                    Recitals
Leases                    Section 10(a)(i)
Leasing Costs                Section 7(e)
Limitation Period                Section 11(c)
New Closing Notice            Section 6(d)
New Tenant Costs            Section 7(e)
Notices                    Section 19
Non-Objectionable Encumbrances        Section 6(a)(v)
Operating Expense Recoveries        Section 7(c)
Permitted Encumbrances            Section 6(a)(iii)
Personalty                Section 2(a)
Playa Capital                Section 3(c)
Playa Phase I                Section 3(c)
Premises                Recitals
Proceeding                Section 11(c)
Project                    Recitals
Proration Items                Section 7(a)
Property                    Section 2(a)
Purchase Price                Section 4
Purchaser                Preamble
Purchaser Conditions            Section 10(d)
Purchaser's Representatives        Section 3(a)
real estate reporting person        Section 17(f)
Rentals                    Section 7(b)
Report                    Section 11(b)
Representation(s)                Section 11(c)
Scheduled Closing Date            Section 18
Seller(s)                    Preamble
Seller's Affiliates                 Section 37
Seller's Actual Knowledge            Section 11(c)
Seller's Broker                Section 14(a)
Seller Conditions                Section 10(c)
Seller Knowledge Individual        Section 11(c)
Seller Property                Section 38(b)
Seller Related Parties            Section 3(e)
SLUR                    Section 6(a)(iii)
Supplemental Declaration            Section 17(c)(iv)
Survey                     Section 6(a)(ii)
Taking                    Section 13(a)
Tax Certiorari Proceeding            Section 15
Tenants                    Section 10(a)(i)
Title Cure Period                Section 6(a)(v)
Title Policy                Section 10(d)(iv)
Title Report                Section 6(a)(i)
Transfer Taxes                Section 16(a)
Transfer Tax Laws            Section 16(a)
2012-2013 Tax Year            Section 15
Underlying Documents            Section 6(a)(i)
Update Exception                Section 6(a)(iv)
Update Objection Deadline        Section 6(a)(iv)
Update Objections             Section 6(a)(iv)

2.	PURCHASE AND SALE.
(a)Seller shall sell, assign and convey to Purchaser, and Purchaser shall purchase and assume from Seller, subject to the terms and conditions of this Agreement, (i) the Premises; (ii) the fixtures, furnishings, furniture, equipment, machinery, inventory, appliances and other personal property owned by Seller and located at the Premises (collectively, the "Personalty"), subject to depletions, replacements or additions thereto in the ordinary course of business of the Property, and excluding the items listed on Schedule B attached hereto; (iii) the tenements, hereditaments, easements, rights of way and appurtenances to the extent belonging or appertaining solely to the Premises (collectively, the "Easements"); (iv) all of Seller's right, title and interest in and to the entitlements pertaining to the Premises subject to the limitations of the Entitlements Covenant (as defined in Section 17(a)(x) below) (the "Entitlements"); (v) all of Seller's right, title and interest in, to and under the Leases and Contracts described in Section 10(a) below, including the USC Escrows (as defined in Section 10(c)(ii) below); and (vi) all of Seller's right, title and interest (but solely to the extent assignable and relating to the Premises) in, to and under any and all of the following (the "Intangible Property"): plans, surveys, studies, reports, maps, warranties and guarantees that Seller has received in connection with any work or services performed with respect to the Premises, as-built plans and specifications, all photos, digital images, and copyrights thereto of the Property to the extent owned by Seller (excluding photos, digital images and copyrights relating thereto which also relate to other property in the Project owned by Seller Affiliates), and all governmental permits, licenses and approvals solely to the extent directly relating to the Premises; provided, however, that, the Intangible Property shall not include, and Seller hereby reserves on its behalf and on behalf of the Seller's Affiliates, (a) any entitlements or development rights other than the Entitlements described in Section 2(a)(iv) above, (b) any bank account or operating account relating to the Premises or cash, funds or other investments therein (other than the USC Escrows) or (c) any right of interpleader, contribution, apportionment or indemnity by or against any person or entity in the event that a claim is made against Playa Phase I or Seller by any person or entity, including any governmental authority, relating to Hazardous Materials or any other occurrence, matter or condition (the property, items and matters described in clauses (a), (b) and (c) being collectively referred to herein as the "Excluded Intangibles"). To the extent that any governmental permits, licenses and approvals affecting the Premises relate to the entire Project (or portions thereof) or the larger Playa Vista development, which include more than the Premises, Purchaser understands and agrees that Seller expressly reserves on its behalf and on behalf of the Seller's Affiliates all such governmental permits, licenses and approvals to the extent they relate to any portions of the Project owned by Seller or Seller's Affiliates other than the Premises. The items described in clauses (i) - (vi) above are sometimes referred to hereinafter, collectively, as the "Property"; provided, however, that the Property shall not include any items expressly excluded from the sale of the Property pursuant to other provisions of this Agreement, including, without limitation, the Excluded Property and the Excluded Materials.
(b)The parties hereto acknowledge and agree that the value of the Personalty and Intangible Property is de minimis and that no part of the Purchase Price is allocable thereto. Although it is not anticipated that any sales tax shall be due and payable, Purchaser agrees that Purchaser shall pay any and all sales and/or compensating use taxes imposed upon or due in connection with the transactions contemplated hereunder under any applicable laws. Purchaser shall file all necessary tax returns with respect to all such taxes and, to the extent required by applicable law, Seller will join in the execution of any such tax returns.

3.	ACCESS TO PROPERTY.
(a)From and after the date that this Agreement is fully executed and delivered by Seller and Purchaser (the "Effective Date"), subject to the provisions of Section 3(c) and without in any way limiting the provisions of Section 3(e), Purchaser and its agents, employees, consultants, inspectors, appraisers, engineers and contractors (collectively "Purchaser's Representatives") shall have the right, through the Closing Date, from time to time, upon the advance notice required pursuant to Section 3(c), to enter upon and pass through the Premises during normal business hours to examine and inspect the same.
(b)Seller has previously delivered, or shall make available, to Purchaser, the diligence documents disclosed on the Property diligence website established by CBRE or made available to Purchaser at the Property (but excluding any portions of such documents which are privileged or confidential matters or pertaining to Seller's income tax records, its corporate records with its members or partners and any records relating to Seller's selling or financing negotiations or third party appraisals or any internal documents relating to the value of the Property (the "Excluded Materials"), none of which are part of the Property).
(c)In conducting the inspection of the Premises and its due diligence review, Purchaser shall at all times comply with all laws and regulations of all applicable governmental authorities, and neither Purchaser nor any of Purchaser's Representatives shall (i) contact or have any discussions with any of Seller's employees, agents or representatives, or with any contractors providing services to the Premises, or with Playa Phase I Commercial Land Company, LLC ("Playa Phase I"), Playa Capital Company, LLC ("Playa Capital") or any governmental authority (including, without limitation, the California Regional Water Quality Control Board and the Los Angeles Department of Building and Safety), or their respective employees, agents or representatives, unless in each case Purchaser obtains the prior written consent of Seller which shall not be unreasonably withheld, it being agreed that all such contacts or discussions shall, pending any such approval, be directed to Paul De Martini ((213) 443-5046), (ii) interfere with the business of Seller (or any of its Tenants) conducted at the Premises or disturb the use or occupancy of any occupant of the Premises, or (iii) damage the Premises. In conducting the foregoing inspection, Purchaser and Purchaser's Representatives shall at all times comply with, and shall be subject to, the rights of the Tenants under the Leases (and any persons claiming under or through such Tenants). Seller may from time to time establish reasonable rules of conduct for Purchaser and Purchaser's Representatives in furtherance of the foregoing. Purchaser shall not be entitled to permit any party other than Purchaser and Purchaser's Representatives to enter, use or inspect the Premises without Licensor's prior written consent, which consent may be withheld in Seller's sole and absolute discretion. Purchaser shall schedule and coordinate all inspections with Seller and shall give Seller at least two (2) business days' prior notice thereof. Seller shall be entitled to have a representative present at all times during each such inspection. All persons who enter upon the Premises pursuant to this Section 3(c) do so at their own risk. Purchaser agrees to pay to Seller on demand the cost of repairing and restoring any damage or disturbance which Purchaser or Purchaser's Representatives shall cause to the Property. All inspection fees, appraisal fees, engineering fees and other costs and expenses of any kind incurred by Purchaser or Purchaser's Representatives relating to such inspection and its other due diligence shall be at the sole expense of Purchaser. In the event that the Closing hereunder shall not occur for any reason whatsoever (other than Seller's default), Purchaser shall: (A) promptly deliver to Seller, at no cost to Seller, and without representation or warranty, the originals of all third party reports and inspections of the Premises (provided the same do not restrict such delivery to a third party) made and conducted by Purchaser or Purchaser's Representatives or for Purchaser's benefit which are in the possession or control of Purchaser or Purchaser's Representatives (collectively, the "Diligence Reports"), and (B) promptly return to Seller copies of all due diligence materials delivered by Seller to Purchaser and shall destroy all copies and abstracts thereof. In no event shall Purchaser or Purchaser's Representatives be permitted to conduct any environmental testing, any borings of the Premises or drilling in or on the Premises or any other invasive testing in connection with the preparation of an environmental audit or in connection with any other inspection of the Premises without Seller's prior written consent, which consent may be withheld in Seller's sole and absolute discretion. No structure, signs or other improvement or appurtenances of any kind shall be constructed and no grading or moving of earth shall be undertaken on the Premises by Purchaser or Purchaser's Representatives. Purchaser shall not suffer or permit to be enforced against the Premises, or any part thereof, any mechanics', materialmen's, contractors' or subcontractors' liens or any claim for damage, in either event arising from Purchaser's and/or Purchaser's Representatives' access to, or inspection of, the Premises, or any inspections or other due diligence conducted by or on behalf of Purchaser, and Purchaser shall pay or cause to be paid all of said liens and claims before any action is brought to enforce the same against the Premises. Notwithstanding anything to the contrary set forth in this Agreement, if Purchaser shall in good faith contest the validity of any such lien or claim, then Purchaser shall, at its expense, defend itself and Seller against the same and shall pay and satisfy any adverse judgment that may be rendered thereon before the enforcement thereof against Seller or the Premises, but only upon the condition that if Seller shall require, Purchaser shall procure and record or furnish to Seller a surety bond or other acceptable security satisfactory to Seller in Seller's sole and absolute discretion in an amount at least equal to such contested lien or claim indemnifying Seller against liability for the same, and holding the Premises free from the effect of any lien or claim. Not later than two (2) business days prior to entering the Premises, or any portion thereof, for the purpose of commencing any inspections or due diligence investigations permitted under this Section 3, Purchaser shall provide immediate written notice of such activity to Seller so that Seller may, at its option, and if applicable, post and maintain on the Premises such notices of nonresponsibility or otherwise as may be necessary to protect Seller against liability for any liens or claims described in this Section 3(c) above. The provisions of this Section 3(c) shall survive the Closing or any termination of this Agreement.
(d)Prior to conducting any physical inspection at the Premises, Purchaser shall obtain, and during the period of such inspection shall maintain, at its expense, commercial general liability insurance, including a contractual liability endorsement, and personal injury liability coverage, with Seller and its managing agent, if any, as additional insureds, from an insurer reasonably acceptable to Seller, which insurance policies must have limits for bodily injury and death of not less than Three Million Dollars ($3,000,000) for any one occurrence and not less than Three Million Dollars ($3,000,000) for property damage liability for any one occurrence. Prior to making any entry upon the Premises, Purchaser shall furnish to Seller a certificate of insurance evidencing the foregoing coverages.
(e)Purchaser hereby agrees to indemnify, defend and hold Seller and its direct and indirect shareholders, officers, directors, partners, principals, members, employees, agents and contractors, and any successors or assigns of the foregoing (collectively with Seller, "Seller Related Parties") harmless from and against any and all losses, costs, damages, liens, claims, liabilities or expenses (including, but not limited to, reasonable attorneys' fees, court costs and disbursements) incurred by any Seller Related Parties arising from or by reason of Purchaser's breach of its obligations set forth in this Section 3 or Purchaser's and/or Purchaser's Representatives' access to, or inspection of, the Premises, or any inspections or other due diligence conducted by or on behalf of Purchaser; provided the foregoing indemnification shall not apply to the mere discovery of existing conditions or matters as opposed to the exacerbation of such existing conditions or matters for which Purchaser shall be liable. In addition to and not in limitation of Seller's other rights and remedies under this Agreement, should Purchaser fail within ten (10) days of a written request from Seller either (i) to pay and discharge any lien or claim arising out of Purchaser's and/or Purchaser's Representatives' access to, or inspection of, the Premises, or any inspections or other due diligence conducted by or on behalf of Purchaser, or to have bonded around such liens or claims as provided in Section 3(c) above, or (ii) to indemnify and defend the Seller Related Parties from and against any loss, damage, injury, liability or claim as required by this Section 3(e) above, then in any such case the Seller Related Parties may, at their option, pay any such lien, claim, demand, injury, liability or damages, or settle or discharge any action therefor or satisfy any judgment thereon, and all costs, expenses and other sums incurred by the Seller Related Parties in connection therewith (including, but not limited to, reasonable attorneys' fees, court costs and disbursements) shall be paid to the Seller Related Parties by Purchaser upon written demand, together with interest thereon at the maximum contract rate permitted by law from the date incurred or paid until repaid. The indemnitees provided by Purchaser in favor of the Seller Related Parties in this Section 3(e) shall not require payment by the Seller Related Parties as a condition precedent. If any Seller Related Parties employ an attorney or other person or commence an action to enforce any of the provisions of this Section 3 or to remove Purchaser and/or Purchaser's Representatives from the Premises, Purchaser agrees to pay all costs of enforcement in connection therewith, including, but not limited to, reasonable attorneys' fees, court costs and disbursements. The provisions of this Section 3(e) shall survive the Closing or any termination of this Agreement.
(f)Purchaser acknowledges and agrees that prior to its execution of this Agreement, Purchaser had the opportunity to conduct and complete its investigations of the Premises and consequently Purchaser has no right to terminate this Agreement in connection with Purchaser's rights under this Section 3 of the Agreement, and the Deposit (as defined in Section 4(a) below) shall be non-refundable to Purchaser except as otherwise expressly provided in this Agreement.

4.	PURCHASE PRICE AND DEPOSIT.
The purchase price to be paid by Purchaser to Seller for the Property (the "Purchase Price") is Two Hundred Eighteen Million and No/100 Dollars ($218,000,000.00), subject to apportionment as provided in Section 7, payable as follows:
(a)On or before April 17, 2013, Purchaser shall deliver to the Company (as hereinafter defined), as escrow agent ("Escrow Agent") a wire transfer in immediately available federal funds in the amount of Twenty-Five Million Dollars ($25,000,000) to the escrow account of Escrow Agent in accordance with the wire instructions set forth on Exhibit 1 (such deposit which is made pursuant to this Section 4(a), the "Deposit"). Concurrently with Purchaser's execution this Agreement, Purchaser shall deliver to Seller, by bank wire transfer of immediately available funds to Escrow Agent, the sum of One Hundred and No/100 Dollars ($100.00) (the "Independent Contract Consideration") which amount has been bargained for and agreed to as consideration for Purchaser's right to inspect the Premises and perform other due diligence as provided herein, and for Seller's execution and delivery of this Agreement. The Independent Contract Consideration is in addition to and independent of all other consideration provided in this Agreement, is nonrefundable in all events, is fully earned by Seller, is applicable to the Purchase Price, and Escrow Agent shall immediately disburse the same to Seller.
(b)(i)    Upon receipt by Escrow Agent of the Deposit, Escrow Agent shall cause the same to be deposited into an interest bearing account selected by Escrow Agent with Purchaser's approval. Seller and Purchaser shall execute and deliver to Escrow Agent any additional or supplementary instructions as may be necessary or convenient to implement the terms of this Agreement and close the transactions contemplated hereby, provided such instructions are consistent with and merely supplement this Agreement and shall not in any way modify, amend or supersede this Agreement. Such supplementary instructions, together with the escrow instructions set forth in this Agreement, as they may be amended from time to time by the parties, shall collectively be referred to as the "Escrow Instructions." The Escrow Instructions may be amended and supplemented by such standard terms and provisions as the Escrow Agent may request the parties hereto to execute; provided, however, that the parties hereto and Escrow Agent acknowledge and agree that in the event of a conflict between any provision of such standard terms and provisions supplied by the Escrow Agent and the Escrow Instructions, the Escrow Instructions shall prevail.
(i)The interest earned on the Deposit shall be paid to the party entitled to receive the Deposit as provided in this Agreement. The party receiving such interest shall pay any income taxes thereon; provided, however, that if Seller receives the interest on the Deposit as a credit against the Purchase Price to Purchaser, then Purchaser shall pay any income taxes on such interest received by Seller. Purchaser's taxpayer identification number is 90-0960354. The provisions of this Section 4(b) shall survive the Closing or termination of this Agreement.
(c)At the Closing, the Deposit (together with all interest accrued thereon) shall be applied to the Purchase Price and Purchaser shall deliver the balance of the Purchase Price (i.e., the Purchase Price less the sum of the Deposit and all interest accrued thereon) to Seller, as adjusted pursuant to Section 7.
(d)In the event Purchaser is able to cause Seller's lender at the Premises, Metropolitan Life Insurance Company ("MetLife"), to irrevocably forgo all or a portion of the prepayment penalty which Seller would otherwise be obligated to pay to MetLife at the Closing (such amount which Seller is not obligated to pay to be known as the "Forgiven Penalty Amount"), then Purchaser shall receive a credit against the Purchase Price at Closing for the amount of the Forgiven Penalty Amount .
(e)All monies payable by Purchaser under this Agreement, unless otherwise specified in this Agreement, shall be paid by Purchaser causing such monies to be wire transferred in immediately available federal funds for credit to the Escrow Agent at such bank account or accounts, and divided into such amounts as may be required to consummate the transactions contemplated by this Agreement.
As used in this Agreement, the term "business day" shall mean every day other than Saturdays, Sundays, all days observed by the federal, California or New York State government as legal holidays and all days on which commercial banks in California or New York State are required by law to be closed. Any reference in this Agreement to a "day" or a number of "days" (other than references to a "business day" or "business days") shall mean a calendar day or calendar days.

5.	STATUS OF TITLE.
Subject to the terms and provisions of this Agreement, Seller's interest in the Premises shall be sold, assigned and conveyed by Seller to Purchaser, and Purchaser shall accept and assume same, subject to the Permitted Encumbrances (as hereinafter defined) and all other matters of record.

6.	TITLE REVIEW AND APPROVAL; LIENS.
(a)(i)    The parties acknowledge that Purchaser has received (a) a preliminary title report dated February 28, 2013, last updated April 11, 2013 (the "Title Report") for an owner's policy of title insurance with respect to Purchaser's acquisition of the Premises from Stewart Title of California, Inc. (the "Company") and (b) copies of the instruments (the "Underlying Documents") shown in the Title Report.
(i)The parties acknowledge that Purchaser has received an ALTA Survey dated April 5, 2013, for the Premises (the "Survey") prepared by JRN Civil Engineers (File No. 11319).
(ii)Other than as provided in Section 6(c) below, which items Seller shall be obligated to remove or cure in any case, all other matters shown on the Title Report and the Survey shall be deemed to be permitted encumbrances (collectively, the "Permitted Encumbrances"). Notwithstanding any provision to the contrary contained in this Section 6, the Amended and Restated Declaration of Covenants, Conditions and Restrictions and Reservation of Easements for The Campus at Playa Vista recorded June 8, 2006 as Instrument No. 061258435, as the same has been or may be amended from time to time ("Declaration"), the Declaration of Special Land Use Restrictions and Environmental Restrictions for Tract No. 49104-04 recorded February 9, 2007 as Instrument No. 20070284612, as the same has been or may be amended from time to time (collectively, the "SLUR"), the Entitlements Covenant, the Supplemental Declaration, and any agreement or encumbrance required to be recorded by the City of Los Angeles or other applicable utility or governmental authority shall be deemed to be Permitted Encumbrances.
(iii)Purchaser shall direct the Company to deliver any update to the Title Report to Seller simultaneously with its delivery of the same to Purchaser. If, prior to the Closing Date, the Company shall deliver any update to the Title Report which (a) discloses additional liens, encumbrances or other title exceptions which were not disclosed by the Title Report and (b) do not otherwise constitute Permitted Encumbrances hereunder (each, an "Update Exception"), then Purchaser shall have until the earlier of (x) two (2) business days after delivery of such update or (y) the business day immediately preceding the Closing Date, time being of the essence (the "Update Objection Deadline"), to deliver written notice to Seller objecting to any of the Update Exceptions (the "Update Objections". If Purchaser fails to deliver such objection notice by the Update Objection Deadline, Purchaser shall be deemed to have waived its right to object to any Update Exceptions (and the same shall instead be deemed Permitted Encumbrances). If Purchaser shall deliver such objection notice by the Update Objection Deadline, any Update Exceptions which are not objected to in such notice shall be Permitted Encumbrances.
(iv)Purchaser shall not be entitled to object to, and shall be deemed to have approved, any liens, encumbrances or other title exceptions (and the same shall not constitute Update Exceptions, but shall instead be deemed to be Permitted Encumbrances) (A) over which the Company is willing to insure (without additional cost to Purchaser or where Seller pays such cost for Purchaser), and which Purchaser has reasonably approved, (B) against which the Company is willing to provide affirmative insurance (without additional cost to Purchaser or where Seller pays such cost for Purchaser), and which Purchaser has reasonably approved, (C) which will be extinguished upon the transfer of the Property or (D) which are the responsibility of any Tenant under the Leases to cure, correct or remove (collectively, the "Non-Objectionable Encumbrances"). Notwithstanding anything to the contrary contained herein, if Seller is unable to eliminate the Update Exceptions by the Scheduled Closing Date, unless the same are waived by Purchaser without any abatement of the Purchase Price, Seller may, upon at least two (2) business days' prior notice to Purchaser (except with respect to matters first disclosed during such two (2) business day period, as to which matters notice may be given at any time through and including the Scheduled Closing Date) adjourn the Scheduled Closing Date (such date to which Seller adjourns the Scheduled Closing Date is the "Adjourned Closing Date"), for a period not to exceed forty-five (45) days (the "Title Cure Period"), in order to attempt to eliminate such exceptions.
(b)If Seller is unable to eliminate any Update Exception within the Title Cure Period, then, unless the same is waived by Purchaser, Purchaser may (i) accept the Property subject to such Update Exception without abatement of the Purchase Price, in which event (x) such Update Exception shall be deemed to be, for all purposes, a Permitted Encumbrance, (y) Purchaser shall close hereunder notwithstanding the existence of same, and (z) Seller shall have no obligations whatsoever after the Closing Date with respect to Seller's failure to cause such Update Exception to be eliminated, or (ii) terminate this Agreement by notice given to Seller within five (5) business days following expiration of the Title Cure Period, time being of the essence, in which event Purchaser shall be entitled to a return of the Deposit (together with any interest accrued thereon). If Purchaser shall fail to deliver the termination notice described in clause (ii) within the five (5) business day period described therein, time being of the essence, Purchaser shall be deemed to have made the election under clause (i). Upon the timely giving of any termination notice under clause (ii), this Agreement shall terminate and neither party hereto shall have any further rights or obligations hereunder other than those which are expressly provided to survive the termination hereof.
(c)It is expressly understood that in no event shall Seller be required to bring any action or institute any proceeding, or to otherwise incur any costs or expenses, in order to attempt to eliminate any Update Exceptions or to otherwise cause title in the Premises to be in accordance with the terms of this Agreement on the Closing Date. Notwithstanding anything in this Section 6 to the contrary, whether or not Purchaser has objected thereto, Seller shall be required to remove, by payment, bonding or otherwise the following matters, and the following matters shall in no event be considered Permitted Encumbrances: (i) any Update Exceptions which have been voluntarily recorded or otherwise placed by Seller against the Property on or following the date hereof (other than with the approval or deemed approval of Purchaser, and other than with respect to the Entitlements Covenant in accordance with Section 17(a)(x) below, and the Supplemental Declaration in accordance with Section 17(c)(iv)), (ii) any Update Exceptions constituting presently existing monetary liens for items voluntarily placed on the Premises by Seller prior to the date hereof or liens which arise in connection with work commissioned by Seller, but specifically excluding liens for non-delinquent general real property taxes and assessments or for which a Tenant is responsible under a Lease, and (iii) the exceptions relating to the loan from MetLife, as beneficiary, which encumbers the Premises.
(d)If Seller shall have adjourned the Scheduled Closing Date in order to cure Update Exceptions in accordance with the provisions of this Section 6, Seller shall, upon the satisfactory cure thereof, promptly reschedule the Scheduled Closing Date, upon at least five (5) business days' prior notice to Purchaser (the "New Closing Notice"); it being agreed, however, that if any Update Exceptions arise between the date the New Closing Notice is given and the rescheduled Scheduled Closing Date, Seller may again adjourn the Closing for a reasonable period or periods, in order to attempt to cause such exceptions to be eliminated; provided, however, that Seller shall not be entitled to adjourn the new Scheduled Closing Date pursuant to this Section 6 for a period or periods in excess of forty-five (45) days in the aggregate.
(e)If a Title Report discloses judgments, bankruptcies or other returns against other persons having names the same as or similar to that of Seller, on request Seller shall deliver to the Company affidavits showing that such judgments, bankruptcies or other returns are not against Seller in order to request the Company to omit exceptions with respect to such judgments, bankruptcies or other returns or to insure over same.

7.	APPORTIONMENTS.
(a)Seller and Purchaser agree to adjust, as of 11:59 p.m. on the day immediately preceding the Closing Date (the "Closing Time"), the following (collectively, the "Proration Items"): real estate and personal property taxes and assessments which are required to be paid for the calendar year in which the Closing occurs, utility bills (except as hereinafter provided), collected Rentals (subject to the terms of (c) below) and operating expenses and assessments payable by the owner of the Property. Seller will be charged and credited for the amounts of all of the Proration Items relating to the period up to and including the Closing Time, and Purchaser will be charged and credited for all of the Proration Items relating to the period after the Closing Time. Such preliminary estimated Closing prorations shall be set forth on a preliminary closing statement to be prepared by Seller and submitted to Purchaser for Purchaser's approval five (5) days prior to the Closing Date (the "Closing Statement"). The Closing Statement, once agreed upon, shall be signed by Purchaser and Seller and delivered to the Title Company for purposes of making the preliminary proration adjustment at Closing subject to the final cash settlement provided for below. The preliminary proration shall be paid at Closing by Purchaser to Seller (if the preliminary prorations result in a net credit to Seller) or by Seller to Purchaser (if the preliminary prorations result in a net credit to Purchaser) by increasing or reducing the cash to be delivered by Purchaser in payment of the Purchase Price at the Closing. If the actual amounts of the Proration Items are not known as of the Closing Time, the prorations will be made at Closing on the basis of the best evidence then available; thereafter, when actual figures are received, re-prorations will be made on the basis of the actual figures, and a final cash settlement will be made between Seller and Purchaser. No prorations will be made in relation to insurance premiums (except to the extent covered by the proration of Operating Expense Recoveries), and Seller's insurance policies will not be assigned to Purchaser. Final readings and final billings for utilities will be made if possible as of the Closing Time, in which event no proration will be made at the Closing with respect to utility bills (except to the extent covered by the proration of Operating Expense Recoveries). Seller will be entitled to all deposits presently in effect with the utility providers, and Purchaser will be obligated to make its own arrangements for deposits with the utility providers. A final reconciliation of Proration Items shall be made by Purchaser and Seller within one hundred and twenty (120) days following the Close of Escrow, subject to any true-up within the survival period. The provisions of this Section 7 will survive the Closing for nine (9) months.
(b)Purchaser will receive a credit on the Closing Statement for the prorated amount (as of the Closing Time) of all Rentals previously paid to and collected by Seller and attributable to any period following the Closing Time. After the Closing, Seller will cause to be paid or turned over to Purchaser all Rentals, if any, received by Seller after Closing and properly attributable to any period following the Closing Time. "Rentals" as used herein includes fixed monthly rentals, additional rentals, percentage rentals, escalation rentals (which include each Tenant's proportionate share of building operation and maintenance costs and expenses as provided for under the applicable Lease, to the extent the same exceeds any base year specified in such Lease), all administrative charges, utility charges, tenant or real property association dues, storage rentals and other sums and charges payable to Seller or its successor by tenants under the Leases or from other occupants or users of the Property, excluding specific tenant billings which are governed by Section 7(d) below. Rentals are "Delinquent" if they were due prior to the Closing Time and payment thereof has not been made on or before the Closing Time. Delinquent Rentals will not be prorated. Purchaser agrees to use good faith collection procedures with respect to the collection of any Delinquent Rentals, but Purchaser will have no liability for the failure to collect any such amounts and will not be required to take legal action to enforce collection of any such amounts owed to Seller by Tenants of the Property. Monthly base rents under the Lease ("Base Rents") collected by Purchaser or Seller after the Closing Time from Tenants who owe Base Rents for periods prior to the Closing Time, shall be applied, (A) first, in payment of Base Rents for the calendar month in which the Closing Time occurs; (B) second, in payment of Base Rents for all periods after the Closing Time; and (C) third, after Base Rents for all periods after the Closing Time have been paid in full, in payment of Base Rents for periods prior to the Closing Time and not paid pursuant to (A) above. Any sums collected by Purchaser and due Seller will be promptly remitted to Seller. Notwithstanding the foregoing, however, after the Closing Date Seller may collect Delinquent Rentals, amounts owed for Operating Expense Recoveries and billings for tenant work orders directly from Tenants, provided, however, in no event will Seller have the right to threaten termination of any Lease or institute any legal or collection action. Seller shall notify Purchaser within seven (7) days after applying amounts received by Seller to amounts owed to Seller from Tenants.
(c)Seller and Purchaser have agreed upon the base year calculations under the Leases for each calendar year prior to calendar year 2013 (the "Base Year Amounts"). Purchaser acknowledges that such Base Year Amounts are more than originally included in Operating Expense Recoveries (as defined below) for certain Leases at the Premises. Consequently, certain Tenants at the Premises are entitled to a refund in connection with their Operating Expense Recoveries. Purchaser is fully aware of these required refunds, has assumed liability for the payment of such refunds to the applicable Tenants and has accounted for such refunds in its calculation of the Purchase Price.
Seller will prepare a reconciliation as of the Closing Time of the amounts of all billings and charges for operating expenses and taxes in excess of the applicable base year, if any, specified in each Lease (collectively, "Operating Expense Recoveries") for the period of calendar year 2013 through the Closing Date. Seller shall provide Purchaser with a final reconciliation of Operating Expense Recoveries for the period of calendar year 2013 through the Closing Date within one hundred twenty (120) days after the Closing Date. Included with the final reconciliation of Operating Expense Recoveries is Seller's final general ledger for the calendar year 2013 through the Closing Date along with gross-up and other computations needed to compute the amounts owed by Tenants for the period of the calendar year 2013 through the Closing Date. Purchaser shall have the right to review such computations to ensure such amounts are in compliance with the Tenant Leases. If less amounts have been collected from Tenants for Operating Expense Recoveries for calendar year 2013 through the Closing Date than would have been owed by Tenants under the Leases if the reconcilations under such Leases were completed as of the Closing Time based on the operating expenses and taxes incurred by Seller for calendar year 2013 up to the Closing Time (as prorated pursuant to Section 7(a) above), Purchaser will pay such difference to Seller at Closing as an addition to the Purchase Price. If more amounts have been collected from Tenants for Operating Expense Recoveries for calendar year 2013 than would have been owed by Tenants under the Leases if the reconcilations under such Leases were completed as of the Closing Time based on the operating expenses and taxes incurred by Seller for calendar year 2013 up to the Closing Time (as prorated pursuant to Section 7(a) above), Seller will pay to Purchaser at Closing as a credit against the Purchase Price such excess collected amount. Purchaser and Seller agree that such proration of Operating Expense Recoveries at Closing for calendar year 2013 will fully relieve Seller from any responsibility to Tenants or Purchaser for such matters subject to Seller's and Purchaser's right and obligation to finalize prorations within one hundred twenty (120) days following the Close of Escrow solely to make adjustments necessary to the extent estimates used in the calculation of such reconciliation at Closing differ from actual bills received after Closing for those items covered by such reconciliation at Closing or to correct any errors. In this regard, Purchaser will be solely responsible, from and after Closing, for (i) collecting from Tenants the amount of any outstanding Operating Expense Recoveries for calendar year 2013 for periods before and after Closing, and (ii) where appropriate, reimbursing Tenants for amounts attributable to Operating Expense Recoveries for calendar year 2013, as may be necessary based on annual reconciliations for Operating Expense Recoveries for such calendar year.
To the extent that any Tenant, pursuant to a right contained in an existing Tenant Lease, conducts an audit respecting any Operating Expense Recovery calculation (a "Tenant Audit") for a year prior to calendar year 2013, or otherwise becomes entitled to a refund of Operating Expense Recoveries with respect to a calendar year prior to calendar year 2013, Seller shall be liable for any refunds due to such Tenants or shall be entitled to receive and retain any additional payments due from such Tenant as the result of such Tenant Audit, except to the extent such refund due to or payment due from such Tenants are in connection with an adjustment of the Base Year Amounts, in which event such amounts due to or from such Tenants shall be the sole obligation of Purchaser. The results of any Tenant Audit for calendar year 2013 shall be apportioned in the same manner as Operating Expense Recoveries for calendar year 2013, except that Purchaser shall be solely liable in connection with any amounts due to or entitled to receive any amounts due from Tenants in connection with the adjustment of the Base Year Amounts. Tenant Audits for accounting periods prior to calendar year 2013 shall be settled by Seller in accordance with the applicable existing Tenant Lease, subject to Purchaser's approval, which shall not be unreasonably withheld, delayed or conditioned; provided, however, that Purchaser's consent to any such settlement shall not be required if the Tenant as part of such settlement agrees that such settlement shall not be binding on the landlord in calculating similar amounts for subsequent years and that such Tenant will not introduce any such settlement in challenging amounts due in any such subsequent year. Any adjustment of a base year with a Tenant for a calendar year prior to 2013 shall be deemed to be binding on Purchaser and shall require Purchaser's prior approval of such settlement. Tenant Audits for calendar year 2013 shall be settled by Purchaser in accordance with the applicable existing Tenant Leases, subject to Seller's approval, which shall not be unreasonably withheld, delayed or conditioned. Within thirty (30) days after the time(s) of final calculation and collection from (or refund to) Tenants as a result of the Tenant Audits, there shall be a re-proration between Seller and Purchaser. After the Closing Date, Seller shall remain liable for any amounts due to Tenants for Operating Expense Recovery reconciliation audits (Tenant Audits) for calendar years 2010, 2011 and 2012, except as such amounts relate to an adjustment of the Base Year Amounts, which liability shall be the sole responsibility of Purchaser. Purchaser shall administer Tenant Audits in compliance with Tenant Leases and Purchaser shall provide Seller the ability to contest Tenant Audit claims. This provisions of this Section 7(d) will survive nine () months after Closing.
(d)With respect to specific tenant billings for work orders, special items performed or provided at the request of a given Tenant or other specific services, which are collected by Purchaser or Seller after the Closing Time but relate to any such specific services rendered by Seller or its property manager prior to the Closing Time and which are identified on the Tenant's payment as relating to such specific services or which are clearly identifiable as being payment for any such specific services, Purchaser shall cause such collected amounts to be paid to Seller, or Seller may retain such payment if such payment is received by Seller after the Closing Time.
(e)Notwithstanding any provision of this Section 7 to the contrary, (i) except as provided below, Purchaser will be solely responsible for all leasing commissions, brokerage commissions, tenant improvement allowances, legal fees and other expenditures incurred in connection with the lease of space in the Property ("Leasing Costs") to the extent unpaid as of the Closing Date and payable after Closing under or with respect to Tenant Leases entered into prior to the Effective Date, (ii) Purchaser shall receive a credit against the Purchase Price at Closing for the leasing costs set forth on Schedule G, and (iii) subject to any approval rights which Purchaser may have pursuant to Section 9(b) of this Agreement, Purchaser further agrees to be solely responsible for all Leasing Costs (for purposes of this Section 7(e), "New Tenant Costs") incurred or to be incurred in connection with any new Tenant Lease executed on or after the Effective Date, and Purchaser will pay to Seller at Closing as an addition to the Purchase Price an amount equal to any New Tenant Costs paid by Seller prior to Closing.

8.	PROPERTY NOT INCLUDED IN SALE.
Notwithstanding anything to the contrary contained herein, it is expressly agreed by the parties hereto that (i) the Excluded Intangibles, (ii) all items listed on Schedule B attached hereto and (iii) any fixtures, furniture, furnishings, equipment or other personal property (including, without limitation, trade fixtures in, on, around or affixed to the Buildings, owned or leased by any Tenant, managing agent, leasing agent, contractor, or employee at the Buildings (collectively, "Excluded Property") shall not be included in the Property to be sold to Purchaser hereunder.

9.	COVENANTS OF SELLER.
(a)During the period from the date hereof until the Closing Date, Seller shall:
(i)be permitted to enter into any agreements (other than Leases, which are governed by Section 9(b)) with respect to all or any portion of the Property provided that such agreements expire by their terms on or prior to the Closing Date or, in the case of Contracts, may be terminated by the owner of the Property without penalty upon not more than thirty (30) days' (or less) prior notice;
(ii)maintain in full force and effect the insurance policies currently in effect with respect to the Premises (or replacements continuing similar coverage or coverage similar to that then being maintained by affiliates of Seller for properties comparable to the Property);
(iii)operate and manage the Premises in a manner consistent in all material respects with past practice; and
(iv)use commercially reasonable, good faith efforts, at Purchaser's cost, to obtain an estoppel certificate (the "Declarant Estoppel") from Playa Phase I, as Declarant and the applicable Association under the Declaration, and the Declarant under the SLUR, in a form provided by Purchaser, provided that in no event shall the execution and/or delivery of any such Declarant Estoppel be a condition of the Closing.
(b)During the period from the date hereof until the Closing Date, Seller shall not, to the extent the same would be binding on or affect the Premises or any owner thereof after the Closing, except as permitted under Section 9(a)(i), without Purchaser's prior approval, which shall be at Purchaser's sole and absolute discretion;
(i)terminate, amend or modify, or permit the surrender of, or consent to the assignment or subletting under, any existing Lease (except as required pursuant to its terms and except for any consent to assignment or subletting where, under the terms of the applicable Lease, Seller's approval is not to be unreasonably withheld and Seller determines in good faith that its consent is reasonably required), or enter into any new Lease for space at the Premises;
(ii)amend or modify (other than non-material amendments or modifications) or renew any of the Contracts; or
(iii)enter into any new Contracts; or affirmatively subject the property to any additional liens, encumbrances, covenants or easements, which would not constitute Permitted Encumbrance.
Whenever in this Section 9, Seller is required to obtain Purchaser's approval with respect to any transaction described therein, Purchaser shall, within three (3) business days after receipt of Seller's request therefor, notify Seller of its approval or disapproval of same and, if Purchaser fails to notify Seller of its disapproval within said three (3) business day period, Purchaser shall be deemed to have approved same.

10.	ASSIGNMENTS BY SELLER AND ASSUMPTIONS BY PURCHASER; SECURITY DEPOSITS; CONDITIONS TO CLOSING.
(a)Assignment. On the Closing Date, Seller agrees to assign to Purchaser, pursuant to the instruments referenced in Sections 17(c)(i) and (ii), without recourse, representation or warranty (except as expressly set forth in this Agreement), all of Seller's right, title and interest in, and Purchaser agrees to assume Seller's obligations accruing on and after the Closing Date under, the documents described in clauses (i), (ii) and (iii) below:
(i)the written leases, licenses and other occupancy agreements demising space at the Premises, together with all amendments and modifications thereof and supplements relating thereto (collectively, "Leases"; the term Leases shall not include subleases, licenses and occupancy agreements entered into by the tenants and licensees under the Leases (collectively, "Tenants") with third parties which are then in effect. A list of the Leases in effect as of the date hereof is attached hereto as Schedule C;
(ii)to the extent transferable, the service, maintenance and supply agreements relating to the operation of the Property, together with all modifications and amendments thereof and supplements relating thereto, which are then in effect and will not be terminated on or before the Closing Date (collectively, "Contracts"), except the contract with ABM Engineering which Seller shall cause to be terminated at the Closing. If not assignable, Seller shall, at its cost and expense, on or before Closing, terminate any such contract. In addition, Seller shall, at its cost and expense, on or before Closing, terminate any management and leasing agreements affecting the Property. The Contracts shall also include the Real Estate Brokerage Commission Agreements between Seller and Travers Realty Corporation ("Travers") (1) dated October 30, 2009 and December 9, 2010, respectively, relating to the Lease with USC, as well as the Amendment and Escrow Instructions dated October 30, 2009, by and among Seller, Travers, and JP Morgan Chase Bank, N.A., as Escrow Agent, as amended on January 12, 2011 and February 26, 2013, which Second Amendment also added Howard D. Feuerstein, an individual, as a party thereto and (2) dated February 7, 2013 relating to the Lease with ICANN. Seller also shall assign to Purchaser all of Seller's right, title and interest in all funds deposited pursuant to the foregoing documents and the documents listed in items 2(b), (f), and (i) of Schedule C ("USC Escrows") A list of the Contracts in effect as of the date hereof is attached hereto as Schedule D; and
(iii)the Intangible Property.
(b)Security Deposits. Prior to the Closing, Seller shall have the right (i) to apply any security deposits held under Leases in respect of defaults by Tenants under the applicable Leases and (ii) to return the security deposit of any Tenant thereunder who in the good faith judgment of Seller is entitled to the return of such deposit pursuant to the terms of its Lease or otherwise by law.
(c)Conditions to Obligations of Seller. The obligation of Seller to effect the Closing shall be subject to the fulfillment or written waiver by Seller at or prior to the Closing Date of the following conditions (collectively, the "Seller Conditions"):
(i)Representations and Warranties. The representations and warranties of Purchaser contained in Section 11 of this Agreement shall be true and correct in all material respects as of the Closing Date, unless such representations and warranties expressly reference an earlier date in which event such representations and warranties shall remain true as of such earlier date.
(ii)Performance of Obligations. Purchaser shall have in all material respects performed all obligations required to be performed by it under this Agreement on the Closing Date, including payment of the full balance of the Purchase Price.
(iii)Delivery of Documents. Each of the documents required to be delivered by Purchaser at Closing shall have been delivered as provided herein.
(d)Conditions to Obligations of Purchaser. The obligations of Purchaser to effect the Closing shall be subject to the fulfillment (or written waiver by Purchaser) at or prior to the Closing Date of the following conditions (collectively, the "Purchaser Conditions"):
(i)Representations and Warranties. The representations and warranties of Seller contained in Section 11 shall be true and correct in all material respects as of the Closing Date, unless such representations and warranties expressly reference an earlier date in which event such representations and warranties shall remain true as of such earlier date.
(ii)Performance of Obligations. Seller shall have in all material respects performed all obligations required to be performed by Seller under this Agreement on and prior to the Closing Date.
(iii)Delivery of Documents. Each of the documents required to be delivered by Seller at Closing shall have been delivered as provided herein.
(iv)Title. The Company shall be irrevocably bound and committed to issue (subject to the satisfaction of the conditions of issuance set forth in the Company's title commitment), at the Closing, an ALTA extended coverage owner's policy of title insurance, insuring Purchaser's interest in the Premises with liability in the amount of the Purchase Price, subject only to the Permitted Encumbrances and the printed standard exceptions (the "Title Policy"); provided that (a) such extended coverage portion of the owner's policy of title insurance and all such endorsements shall be provided at Purchaser's sole cost and expense, (b) Purchaser's obligations under this Agreement shall not be conditioned upon Purchaser's ability to obtain any particular endorsement and, if Purchaser is unable to obtain any such endorsement, Purchaser shall nevertheless be obligated to proceed to close the transaction contemplated by this Agreement without any reduction in the Purchase Price, and (c) the Closing shall not be delayed as a result of Purchaser's endorsement requests.
(v)Tenant Estoppel Certificates. Seller shall request a tenant estoppel certificate in the form of Exhibit "9" attached hereto (or in the form attached to a particular Tenant's Lease) (the "Estoppel Certificate") from each of the Tenants at the Property, provided that it shall only be a condition precedent to Purchaser's obligation to close hereunder that on or before the date which is two (2) business days prior to the Closing Date (the "Estoppel Delivery Date"), as the same may be extended, Seller shall have delivered to Purchaser Estoppel Certificates from (i) Belkin International ("Belkin"), (ii) University of Southern California ("USC") and (iii) International Corporation for Assigned Names and Numbers, (collectively, the "Required Estoppels"). Any Tenant executed Estoppel Certificate not in the form of Exhibit "9", but in a form consistent with that attached to an applicable Lease, shall be deemed to have satisfied the terms of this Section 10(d)(v), provided, however, that Purchaser shall have the right to disapprove any Estoppel Certificate (whether in the form attached hereto as Exhibit "9" or otherwise in a form consistent with that attached to an applicable Lease) within two (2) business days of Seller's delivery of an executed Estoppel Certificate to Purchaser, to the extent such Estoppel Certificate (a) discloses or claims the existence of any material default by Landlord which was not disclosed on the Property due diligence website established by CBRE or otherwise disclosed in writing by Seller or its agents to Purchaser prior to the Effective Date, or (b) discloses material inconsistencies between the Estoppel Certificate and the economic and other terms of a Lease reflected in the applicable Lease or other information made available to Purchaser, which inconsistencies have a material adverse impact on landlord's rights under the applicable Lease. Any Required Estoppel disapproved by Purchaser pursuant to the immediately preceding sentence shall not be deemed to satisfy the condition set forth in this Section 10(d)(v). In the event Seller is unable to obtain the Required Estoppels by the Estoppel Delivery Date, then subject to Seller's right to extend the Closing Date as set forth in Section 10(e) below, such failure shall not be a default by Seller but Purchaser may, subject to Seller's extension right in Section 10(e) below, elect to (i) terminate the Agreement and Escrow pursuant to Section 10(e) and receive the return of the Deposit, or (ii) waive such condition and proceed to the Closing.
(e)Failure of Condition. If any of the Seller Conditions are not timely satisfied (and Seller has not waived them in writing), then Seller shall be entitled to terminate this Agreement by notice thereof to Purchaser. If any of the Purchaser Conditions are not timely satisfied, then (i) Seller may, if it so elects and without any abatement in the Purchase Price, adjourn the Scheduled Closing Date for a period or periods not to exceed forty-five (45) days in the aggregate and (ii) if, after any such extension, the Purchaser Conditions continue not to be satisfied (and Purchaser has not waived the same) or Seller does not elect such extension, then Purchaser shall be entitled to terminate this Agreement by notice thereof to Seller. If this Agreement is so terminated by either Seller or Purchaser, then Purchaser shall be entitled to receive the Deposit (and all accrued interest therein) and neither party shall have any further obligations hereunder, except those expressly stated to survive the termination hereof. Notwithstanding the foregoing, if the failure of Purchaser Conditions or the Seller Conditions to be satisfied is the result of Purchaser's or Seller's default hereunder, then Section 20(a) or Section 20(b), as the case may be, shall govern.

11.	CONDITION OF THE PROPERTY; REPRESENTATIONS.
(a)PURCHASER HEREBY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER SELLER, NOR ANY PERSON ACTING ON BEHALF OF SELLER, NOR ANY PERSON OR ENTITY WHICH PREPARED OR PROVIDED ANY OF THE MATERIALS REVIEWED BY PURCHASER IN CONDUCTING ITS DUE DILIGENCE, NOR ANY DIRECT OR INDIRECT OFFICER, DIRECTOR, PARTNER, MEMBER, SHAREHOLDER, EMPLOYEE, AGENT, REPRESENTATIVE, ACCOUNTANT, ADVISOR, ATTORNEY, PRINCIPAL, AFFILIATE, CONSULTANT, CONTRACTOR, SUCCESSOR OR ASSIGN OF ANY OF THE FOREGOING PARTIES (SELLER, AND ALL OF THE OTHER PARTIES DESCRIBED IN THE PRECEDING PORTIONS OF THIS SENTENCE (OTHER THAN PURCHASER) SHALL BE REFERRED TO HEREIN COLLECTIVELY AS THE "EXCULPATED PARTIES") HAVE MADE OR SHALL BE DEEMED TO HAVE MADE ANY ORAL OR WRITTEN REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESSED OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), WITH RESPECT TO THE PROPERTY, THE PERMITTED USE OF THE PROPERTY OR THE ZONING AND OTHER LAWS, REGULATIONS AND RULES APPLICABLE THERETO OR THE COMPLIANCE BY THE PROPERTY THEREWITH, THE REVENUES AND EXPENSES GENERATED BY OR ASSOCIATED WITH THE PROPERTY, OR OTHERWISE RELATING TO THE PROPERTY OR THE TRANSACTIONS CONTEMPLATED HEREIN. PURCHASER FURTHER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, ALL MATERIALS WHICH HAVE BEEN PROVIDED BY ANY OF THE EXCULPATED PARTIES HAVE BEEN PROVIDED WITHOUT ANY WARRANTY OR REPRESENTATION, EXPRESSED OR IMPLIED AS TO THEIR CONTENT, SUITABILITY FOR ANY PURPOSE, ACCURACY, TRUTHFULNESS OR COMPLETENESS AND PURCHASER SHALL NOT HAVE ANY RECOURSE AGAINST SELLER OR ANY OF THE OTHER EXCULPATED PARTIES IN THE EVENT OF ANY ERRORS THEREIN OR OMISSIONS THEREFROM. PURCHASER IS ACQUIRING THE PROPERTY BASED SOLELY ON ITS OWN INDEPENDENT INVESTIGATION AND INSPECTION OF THE PROPERTY AND NOT IN RELIANCE ON ANY INFORMATION PROVIDED BY SELLER, OR ANY OF THE OTHER EXCULPATED PARTIES, EXCEPT FOR THE REPRESENTATIONS EXPRESSLY SET FORTH HEREIN. PURCHASER EXPRESSLY DISCLAIMS ANY INTENT TO RELY ON ANY SUCH MATERIALS PROVIDED TO IT BY SELLER IN CONNECTION WITH ITS DUE DILIGENCE AND AGREES THAT IT SHALL RELY SOLELY ON ITS OWN INDEPENDENTLY DEVELOPED OR VERIFIED INFORMATION EXCEPT FOR THE REPRESENTATIONS EXPRESSLY SET FORTH HEREIN.
PURCHASER ACKNOWLEDGES AND AGREES THAT IT IS PURCHASING THE PROPERTY "AS IS" AND "WITH ALL FAULTS", BASED UPON THE CONDITION (PHYSICAL OR OTHERWISE) OF THE PROPERTY AS OF THE DATE OF THIS AGREEMENT, REASONABLE WEAR AND TEAR AND, SUBJECT TO THE PROVISIONS OF SECTIONS 12 AND 13, LOSS BY CONDEMNATION OR FIRE OR OTHER CASUALTY EXCEPTED. PURCHASER ACKNOWLEDGES AND AGREES THAT ITS OBLIGATIONS UNDER THIS AGREEMENT SHALL NOT BE SUBJECT TO ANY FINANCING CONTINGENCY OR OTHER CONTINGENCIES OR SATISFACTION OF CONDITIONS AND PURCHASER SHALL HAVE NO RIGHT TO TERMINATE THIS AGREEMENT OR RECEIVE A RETURN OF THE DEPOSIT (OR THE ACCRUED INTEREST THEREON) EXCEPT AS EXPRESSLY PROVIDED FOR IN SECTIONS 6(b), 10(e), 12(a)(ii), 13(a)(ii) AND 20(b) OF THIS AGREEMENT.
PURCHASER ACKNOWLEDGES AND AGREES THAT SECTION 25359.7 OF THE CALIFORNIA HEALTH AND SAFETY CODE REQUIRES OWNERS OF NON-RESIDENTIAL REAL PROPERTY WHO KNOW, OR HAVE REASONABLE CAUSE TO BELIEVE, THAT ANY RELEASE OF HAZARDOUS SUBSTANCES HAS COME TO BE LOCATED ON OR BENEATH THE REAL PROPERTY TO PROVIDE WRITTEN NOTICE OF SAME TO A BUYER OF THE REAL PROPERTY. SELLER HAS MADE AVAILABLE TO PURCHASER PRIOR TO THE EFFECTIVE DATE ENVIRONMENTAL REPORTS AND CORRESPONDENCE (HEREINAFTER, THE "ENVIRONMENTAL REPORTS") THAT IDENTIFY AND/OR DESCRIBE RELEASES OF HAZARDOUS MATERIALS (DEFINED BELOW) ON AND/OR ABOUT THE PROPERTY, IF ANY. BY EXECUTION OF THIS AGREEMENT, PURCHASER (A) ACKNOWLEDGES ITS RECEIPT OF THE FOREGOING NOTICE GIVEN PURSUANT TO SECTION 25359.7 OF THE CALIFORNIA HEALTH AND SAFETY CODE, (B) IS FULLY AWARE OF THE MATTERS DESCRIBED IN THE ENVIRONMENTAL REPORTS AND (C) AFTER RECEIVING ADVICE OF ITS LEGAL COUNSEL, WAIVES ANY AND ALL RIGHTS PURCHASER MAY HAVE TO ASSERT THAT SELLER HAS NOT COMPLIED WITH THE REQUIREMENTS OF SECTION 25359.7 OF THE CALIFORNIA HEALTH AND SAFETY CODE. "HAZARDOUS MATERIALS" INCLUDES, WITHOUT LIMITATION, ANY HAZARDOUS OR TOXIC MATERIAL, SUBSTANCE, IRRITANT, CHEMICAL, OR WASTE, INCLUDING WITHOUT LIMITATION (A) ANY MATERIAL DEFINED, CLASSIFIED, DESIGNATED, LISTED OR OTHERWISE CONSIDERED UNDER ANY ENVIRONMENTAL LAWS (DEFINED BELOW), INCLUDING, WITHOUT LIMITATION, AS DEFINED IN CALIFORNIA HEALTH & SAFETY CODE SECTION 25260, AS A "HAZARDOUS WASTE," "HAZARDOUS SUBSTANCE," "HAZARDOUS MATERIAL," "EXTREMELY HAZARDOUS WASTE," "ACUTELY HAZARDOUS WASTE," "RADIOACTIVE WASTE," "BIOHAZARDOUS WASTE," "POLLUTANT," "TOXIC POLLUTANT," "CONTAMINANT," "RESTRICTED HAZARDOUS WASTE," "INFECTIOUS WASTE," "TOXIC SUBSTANCE," OR ANY OTHER TERM OR EXPRESSION INTENDED TO DEFINE, LIST, REGULATE OR CLASSIFY SUBSTANCES BY REASON OF PROPERTIES HARMFUL TO HEALTH, SAFETY OR THE INDOOR OR OUTDOOR ENVIRONMENT, (B) ANY MATERIAL, SUBSTANCE OR WASTE WHICH IS TOXIC, IGNITABLE, CORROSIVE, REACTIVE, EXPLOSIVE, FLAMMABLE, INFECTIOUS, RADIOACTIVE, CARCINOGENIC OR MUTAGENIC, AND WHICH IS OR BECOMES REGULATED BY ANY LOCAL GOVERNMENTAL AUTHORITY, ANY AGENCY OF THE STATE OF CALIFORNIA OR ANY AGENCY OF THE UNITED STATES GOVERNMENT, (C) ASBESTOS, (D) OIL, PETROLEUM, PETROLEUM BASED PRODUCTS AND PETROLEUM ADDITIVES AND DERIVED SUBSTANCES, (E) UREA FORMALDEHYDE FOAM INSULATION, (F) POLYCHLORINATED BIPHENYLS (PCBS), (G) FREON AND OTHER CHLOROFLUOROCARBONS, (H) ANY DRILLING FLUIDS, PRODUCED WATERS AND OTHER WASTES ASSOCIATED WITH THE EXPLORATION, DEVELOPMENT OR PRODUCTION OF CRUDE OIL, NATURAL GAS OR GEOTHERMAL RESOURCES, (I) MOLD, FUNGI, VIRUSES OR BACTERIAL MATTER, AND (J) LEAD-BASED PAINT. "ENVIRONMENTAL LAWS" MEANS ANY AND ALL FEDERAL, STATE AND LOCAL, STATUTES, ORDINANCES, ORDERS, RULES, REGULATIONS, GUIDANCE DOCUMENTS, JUDGMENTS, GOVERNMENTAL AUTHORIZATIONS, OR ANY OTHER REQUIREMENTS OF GOVERNMENTAL AUTHORITIES, AS MAY PRESENTLY EXIST, OR AS MAY BE AMENDED OR SUPPLEMENTED, OR HEREAFTER ENACTED, RELATING TO THE PRESENCE, RELEASE, GENERATION, USE, HANDLING, TREATMENT, STORAGE, TRANSPORTATION OR DISPOSAL OF HAZARDOUS MATERIALS, OR THE PROTECTION OF THE ENVIRONMENT OR HUMAN, PLANT OR ANIMAL HEALTH, INCLUDING, WITHOUT LIMITATION, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980 , AS AMENDED BY THE SUPERFUND AMENDMENTS AND REAUTHORIZATION ACT OF 1986 (42 U.S.C.A. § 9601), THE HAZARDOUS MATERIALS TRANSPORTATION ACT (49 U.S.C. § 1801 ET SEQ.), THE RESOURCE CONSERVATION AND RECOVERY ACT (42 U.S.C. § 6901 ET SEQ.), THE FEDERAL WATER POLLUTION CONTROL ACT (33 U.S.C. § 1251 ET SEQ.), THE CLEAN AIR ACT (42 U.S.C. § 7401 ET SEQ.), THE TOXIC SUBSTANCES CONTROL ACT (15 U.S.C. § 2601 ET SEQ.), THE OIL POLLUTION ACT (33 U.S.C. § 2701 ET SEQ.), THE EMERGENCY PLANNING AND COMMUNITY RIGHT-TO-KNOW ACT (42 U.S.C. § 11001 ET SEQ.), THE PORTER-COLOGNE WATER QUALITY CONTROL ACT (CAL. WAT. CODE § 13020 ET SEQ.), THE TOXIC MOLD PROTECTION ACT (CAL. HEALTH & SAFETY CODE § 26100, ET SEQ.), THE SAFE DRINKING WATER AND TOXIC ENFORCEMENT ACT OF 1986 (CAL. HEALTH & SAFETY CODE § 25249.5 ET SEQ.), THE HAZARDOUS WASTE CONTROL ACT (CAL. HEALTH & SAFETY CODE § 25100 ET SEQ.), THE HAZARDOUS MATERIALS RELEASE RESPONSE PLANS & INVENTORY ACT (CAL. HEALTH & SAFETY CODE § 25500 ET SEQ.), AND THE CARPENTER-PRESLEY-TANNER HAZARDOUS SUBSTANCES ACCOUNT ACT (CALIFORNIA HEALTH AND SAFETY CODE, SECTION 25300 ET SEQ.).
(b)(1)    Without limiting Section 11(a), Seller and Purchaser acknowledge that the Disclosure Statutes (as defined below) provide that a seller of real property must make certain disclosures regarding certain natural hazards potentially affecting the property, as more particularly provided therein. As used in this Agreement, "Disclosure Statutes" means, collectively, California Government Code Sections 8589.3, 8589.4 and 51183.5, California Public Resources Code Sections 2621.9, 2694 and 4136 and any other statutes that require Seller to make disclosures concerning the Property. Within five (5) business days following the full execution and delivery of this Agreement by Seller and Purchaser, Seller shall obtain and provide to Purchaser a Natural Hazard Disclosure Report for the Property prepared by Disclosure Source (the "Report"). Purchaser hereby agrees as follows with respect to the Disclosure Statutes and the Report: (i) the delivery of the Report to Purchaser shall be deemed to satisfy all obligations and requirements of Seller under the Disclosure Statutes; (ii) Seller shall not be liable for any error or inaccuracy in, or omission from, the information in the Report; and (iii) the Report is being provided by Seller for purposes of complying with the Disclosure Statutes and shall not be deemed to constitute a representation or warranty by Seller as to the presence or absence in, at or around of the Property of the conditions that are the subject of the Disclosure Statutes.
(2)    Energy Usage Disclosures. Purchaser acknowledges and agrees that: (a) it has received all disclosures and other documentation or information for the Property required under Section 25402.10 of the California Public Resources Code and its implementing regulations, (b) such disclosure information is for the current occupancy and use of the Premises, (c) the energy profile of the Premises will vary depending on future occupancy/use of the Premises, (d) Seller makes no claims, representations or warranties regarding the future Energy Star profile of the Premises, and (e) Seller has not and will not make any representations or warranties regarding such disclosures or documentation.
(c)Seller hereby represents and warrants to Purchaser as follows (each a "Representation" and collectively, the "Representations"):
(i)Seller has full power and authority to enter into and perform this Agreement in accordance with its terms. This Agreement and all documents executed by Seller which are to be delivered to Purchaser at Closing are, and at the time of Closing will be, duly authorized, executed and delivered by Seller, and at the time of Closing will be the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, and do not and, at the time of Closing will not, violate any provision of any agreement or judicial order to which Seller or the Property is subject.
(ii)Schedule C is a true, correct and complete list of the Leases in effect as of the date hereof. To Seller's Actual Knowledge, Seller has delivered to Purchaser, or made available to Purchaser for review, true and complete copies of all Leases set forth on Schedule C. As of the date hereof, Seller has neither received nor delivered any written notices from or to any of the tenants under the Leases asserting that either Seller or any such Tenant is in default in any material respects under any of the respective Leases (other than defaults that have been cured).
(iii)Schedule D is a true, correct and complete list of the Contracts in effect as of the date hereof which are not intended to be terminated as of the Closing. To Seller's Actual Knowledge, Seller has delivered to Purchaser, or made available to Purchaser for review, true and complete copies of all Contracts set forth on Schedule D. As of the date hereof, Seller has neither received nor delivered any written notices from or to any parties under the Contracts asserting that either Seller or any such party is in default in any material respects under any of the respective Contracts (other than defaults that have been cured).
(iv)Schedule E is a true, correct and complete list of the security deposits currently held by Seller under the Leases in effect as of the date hereof.
(v)Schedule F is a Tenant arrearage schedule which, to Seller's Actual Knowledge, was true, correct and complete in all material respects as of the date set forth thereon.
(vi)As of the date hereof, there is no action, suit or litigation pending or, to Seller's Actual Knowledge threatened against Seller or the Premises, which is not, or would not be, covered by insurance.
(vii)There are no condemnation or eminent domain proceedings pending, or to Seller's Actual Knowledge, threatened against the Premises, as of the date hereof.
(viii)Seller does not have, and never has had, any employees.
(ix)Seller has not filed any bankruptcy action or petition; no such action or petition has been filed against Seller; and, to Seller's knowledge, no such action or petition has been threatened against Seller.
(x)Seller is not (and, throughout the period in which transactions contemplated by this Agreement are occurring, will not be) and is not acting on behalf of (and, throughout the period in which transactions contemplated by this Agreement are occurring, will not be acting on behalf of) (i) an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to Title I of ERISA, (ii) a "plan" as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or (iii) an entity deemed to hold "plan asset" of any of the foregoing within the meaning of Section 3(42) of ERISA.
(xi)Neither Seller nor any of Seller's Affiliates, nor, to Seller's Actual Knowledge, any of their respective brokers or other agents acting in any capacity in connection with the transactions contemplated by this Agreement, is or will be (a) conducting any business or engaging in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any such Prohibited Person; (b) engaging in certain dealings with countries and organizations designated under Section 311 of the USA PATRIOT Act as warranting special measures due to money laundering concerns; (c) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 dated September 24, 2001, relating to "Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism"; (d) a foreign shell bank or any person that a financial institution would be prohibited from transacting with under the USA PATRIOT Act; or (e) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempting to violate, any of the prohibitions set forth in (i) any U.S. anti-money laundering law, (ii) the Foreign Corrupt Practices Act, (iii) the U.S. mail and wire fraud statutes, (iv) the Travel Act, (v) any similar or successor statutes or (vi) any regulations promulgated under the foregoing statutes.
(xii)As of the date hereof, Seller has paid all assessments which have been levied against the Premises under the Declaration and has received no notice of violations by Seller under the Declaration or the SLUR from Declarant or any other party, which violations remain uncured as of the date of this Agreement.
(xiii)As of the date hereof, the approximate amount of funds in the USC Escrow is $504,361.56.
Any and all uses of the phrase "to Seller's Actual Knowledge" or other references to Seller's knowledge in this Agreement shall mean the actual, present, conscious knowledge of Mark Laderman and Paul De Martini (collectively, the "Seller Knowledge Individuals") as to a fact at the time given without any investigation or inquiry. Without limiting the foregoing, Purchaser acknowledges that the Seller Knowledge Individuals have not performed and are not obligated to perform any investigation or review of any files or other information in the possession of Seller, or to make any inquiry of any persons, or to take any other actions in connection with the representations and warranties of Seller set forth in this Agreement. Neither the actual, present, conscious knowledge of any other individual or entity, nor the constructive knowledge of the Seller Knowledge Individuals or of any other individual or entity, shall be imputed to the Seller Knowledge Individuals.
The representations and warranties of Seller contained in this Section 11(c) shall survive the Closing for one hundred eighty (180) days following the Closing Date (the "Limitation Period"). Each such representation and warranty shall automatically be null and void and of no further force and effect on the 180th day following the Closing Date unless, prior to such 180th day, Purchaser shall have provided Seller with a notice alleging that Seller is in breach of such representation or warranty and specifying in reasonable detail the nature of such breach. Purchaser shall allow Seller sixty (60) days after its notice within which to cure such breach or, if such breach cannot be cured within such sixty (60) day period and Seller notify Purchaser that Seller wish to extend the cure period (the "Cure Extension Notice"), such additional reasonable period of time as is required to cure the same so long as such cure has been commenced within such sixty (60) day period and is being diligently pursued to completion. If Seller fails to cure such breach after written notice thereof, Purchaser's sole remedy (subject to Section 11(i)) shall be to commence a legal proceeding against Seller alleging that Seller shall be in breach of such representation or warranty and that Purchaser shall have suffered actual damages as a result thereof (a "Proceeding"), which Proceeding must be commenced, if at all, within sixty (60) days after the expiration of the Limitation Period; provided, however, that if Purchaser gives Seller written notice of such a breach within the Limitation Period and Seller subsequently sends a Cure Extension Notice, then Purchaser shall have until the date which is thirty (30) days after the date Seller notifies Purchaser that Seller has ceased endeavoring to cure such breach, to commence such Proceeding. If Purchaser shall have timely commenced a Proceeding and a court of competent jurisdiction shall, pursuant to a final, non-appealable order in connection with such Proceeding, determine that (1) Seller was in breach of the applicable representation or warranty as of the date of this Agreement, and (2) Purchaser suffered actual damages (the "Damages") by reason of such breach, and (3) Purchaser did not have actual or constructive knowledge of such breach on or prior to the Closing Date, then, subject to the limitations set forth in Section 11(i), Purchaser shall be entitled to receive an amount equal to the Damages. Purchaser shall be deemed to have constructive knowledge as of all documents or materials which are made available to Purchaser on the Property diligence website established by CBRE, made available to Purchaser at the Property or otherwise provided to Purchaser by Seller or its agents in writing. Any such Damages, subject to the limitations contained herein, shall be paid within thirty (30) days following the entry of such final, non-appealable order and delivery of a copy thereof to Seller.
(d)The representations and warranties of Seller set forth in Section 11(c) are subject to the following limitations: (i) subject to the express provisions of Section 9, Seller does not represent or warrant that any particular Lease or Contract will be in force or effect as of the Closing or that the Tenants or contractors thereunder, as applicable, will not be in default thereunder; (ii) to the extent that Seller has delivered to Purchaser any Leases, Contracts or other information with respect to the Property at any time prior to the Effective Date, and such Leases, Contracts or other information contain provisions inconsistent with any of such representations and warranties, then such representations and warranties shall be deemed modified to conform to such provisions; and (iii) Seller shall not be deemed in breach of its representations and warranties contained in Section 11(c)(iii) if Seller does not require Purchaser to assume responsibility for the Contract(s) which violate(s) such representations and warranties and neither Purchaser nor the Property would otherwise be bound thereby.
(e)Each of the provisions of Section 11 shall survive the Closing, but such survival shall be limited, in the case of the representations and warranties set forth in Section 11(c), to the extent set forth therein. The provisions of Sections 11(a) and 11(b) shall be deemed incorporated by reference and made a part of all documents or instruments delivered by Seller to Purchaser in connection with the sale of the Property.
(f)Purchaser hereby represents and warrants to Seller that:
(i)Purchaser has full power and authority to enter into and perform this Agreement in accordance with its terms and this Agreement and all documents executed by Purchaser which are to be delivered to Seller at Closing are, and at the time of Closing will be, duly authorized, executed and delivered by Purchaser and are, and at the time of Closing will be the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms.
(ii)Purchaser is not (and, throughout the period in which transactions contemplated by this Agreement are occurring, will not be) and is not acting on behalf of (and, throughout the period in which transactions contemplated by this Agreement are occurring, will not be acting on behalf of) (i) an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to Title I of ERISA, (ii) a "plan" as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or (iii) an entity deemed to hold "plan asset" of any of the foregoing within the meaning of Section 3(42) of ERISA.
(g)Neither Purchaser nor any of Purchaser's Affiliates, nor to its knowledge, any of their respective brokers or other agents acting in any capacity in connection with the transactions contemplated by this Agreement, is or will be (a) conducting any business or engaging in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any such Prohibited Person; (b) engaging in certain dealings with countries and organizations designated under Section 311 of the USA PATRIOT Act as warranting special measures due to money laundering concerns; (c) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 dated September 24, 2001, relating to "Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism"; (d) a foreign shell bank or any person that a financial institution would be prohibited from transacting with under the USA PATRIOT Act; or (e) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempting to violate, any of the prohibitions set forth in (i) any U.S. anti-money laundering law, (ii) the Foreign Corrupt Practices Act, (iii) the U.S. mail and wire fraud statutes, (iv) the Travel Act, (v) any similar or successor statutes or (vi) any regulations promulgated under the foregoing statutes.
(h)Except with respect to any (1) claims arising out of any breach of covenants, representations or warranties set forth in Section 11(c) above or (2) claims by Purchaser against Playa Phase I in its capacity as Declarant under the SLUR or the Declaration which relate to events occurring after the Closing, Purchaser, for itself and its agents, affiliates, successors and assigns, hereby releases and forever discharges Seller, Seller's Affiliates, Playa Phase I and Playa Capital, and each of their respective employees, agents, affiliates, successors and assigns, from any and all rights, claims and demands at law or in equity, whether direct or indirect, known or unknown, foreseen or unforeseen, at the time of this Agreement, which Purchaser has or may have in the future, arising out of or relating to any matter or thing related to the Property, including, without limitation, the documents and information referred to herein, the physical, environmental, economic or legal condition of the Property, including, without limitation, any claim for indemnification or contribution arising under the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.) or any other Environmental Laws or any claim pertaining to compliance with the requirements of Section 25359.7 of the California Health and Safety Code. With respect to the waiver and release set forth herein relating to unknown and unsuspected claims, Purchaser hereby acknowledges that such waiver and release is being made after obtaining the advice of counsel and with full knowledge and understanding of the consequences and effects of such waiver, and that such waiver is made with the full knowledge, understanding and agreement that California Civil Code Section 1542 provides as follows, and that the protections afforded by said code section are hereby waived:
"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."
The foregoing waiver and release shall be deemed to be restated and made again as of, and shall survive, the Closing.
(i)Notwithstanding anything to the contrary set forth in this Agreement, Seller's liability for breach of any covenant, representation or warranty of Seller contained in this Agreement and in any document executed by Seller pursuant to this Agreement, including any instruments delivered at Closing, shall, subject to the limitations of survival set forth in this Section 11, be limited to claims in excess of One Hundred Fifty Thousand Dollars ($150,000) in the aggregate, and Seller's aggregate liability for any and all claims arising out of any such covenants, representations and warranties shall not exceed Two Million Two Hundred Thousand Dollars ($2,200,000) (the "Cap Amount"); provided the foregoing limitations shall not apply to Seller's obligations and liabilities under Section 7 or Section 14 of this Agreement.

12.	DAMAGE AND DESTRUCTION.
(a)If all or any part of a Building is damaged by fire or other casualty occurring on or after the date hereof and prior to the Closing Date, whether or not such damage affects a material part of such Building, then:
(i)if the estimated cost to complete such repair or restoration is less than three and 50/100 percent (3.5%) of the Purchase Price, and neither Belkin nor USC has a right to terminate its Lease as a result of such damage, then neither party shall have the right to terminate this Agreement and the parties shall nonetheless consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such destruction or damage. In such event, Seller shall assign to Purchaser and Purchaser shall have the right to make a claim for and to retain any casualty insurance proceeds received under the casualty insurance policies in effect with respect to the Premises on account of such physical damage or destruction as shall be necessary to perform repairs to the Building and/or to rebuild the Building to substantially the same condition as it existed prior to the occurrence of such fire or other casualty and Purchaser shall receive a credit against the cash due at Closing for the amount of the deductible on such casualty insurance policy less any amounts reasonably and actually expended by Seller to remedy any unsafe conditions at the Property, in no event to exceed the amount of the loss. In the event such amount spent by Seller to remedy unsafe conditions shall exceed the amount of the deductible on such casualty insurance policy, then Purchaser shall deliver such excess amount to Seller, within five (5) business days of its receipt of any casualty insurance proceeds received on account of such casualty. In addition, if any casualty to the Premises is not a covered claim or fully covered claim under the insurance policies maintained by Seller, then Purchaser shall receive a credit against the Purchase Price for such uncovered loss in an amount not to exceed Three and 50/100 percent (3.5%) of the Purchase Price.
(ii)if the estimated cost to complete such repair or restoration is three and 50/100 percent (3.5%) of the Purchase Price or greater or either Belkin or USC has the right to terminate its Lease (which right to terminate has not been waived by such tenant), Purchaser shall have the option, exercisable within ten (10) days after receipt of notice of the occurrence of such fire or other casualty, time being of the essence, to terminate this Agreement by delivering notice of such termination to Seller, whereupon the Deposit (together with any interest accrued thereon) shall be returned to Purchaser and this Agreement shall be deemed canceled and of no further force or effect, and neither party shall have any further rights or liabilities against or to the other except for such provisions which are expressly provided in this Agreement to survive the termination hereof. If a fire or other casualty described in this clause (ii) shall occur and Purchaser shall not timely elect to terminate this Agreement, then Purchaser and Seller shall consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such destruction or damage and, in such event, Seller shall assign to Purchaser and Purchaser shall have the right to make a claim for and to retain any casualty insurance proceeds received under the casualty insurance policies in effect with respect to the Premises on account of such physical damage or destruction as shall be necessary to perform repairs to the Building and/or to rebuild the Building to substantially the same condition as existed prior to the occurrence of such fire or other casualty and Purchaser shall receive a credit against the cash due at Closing for the amount of the deductible on such casualty insurance policy less any amounts reasonably and actually expended by Seller to remedy any unsafe conditions at the Property, in no event to exceed the amount of the loss. In the event such amount spent by Seller to remedy unsafe conditions shall exceed the amount of the deductible on such casualty insurance policy, then Purchaser shall deliver such excess amount to Seller, within five (5) business days of its receipt of any casualty insurance proceeds received on account of such casualty. In addition, if any casualty to the Premises is not a covered claim or fully covered claim under the insurance policies maintained by Seller, then Purchaser shall receive a credit against the Purchase Price for such uncovered loss in an amount not to exceed Three and 50/100 percent (3.5%) of the Purchase Price. If the amount of the damage which is not covered by Seller's insurance is greater than three and 50/100 percent (3.5%) of the Purchase Price, and neither (1) Seller agrees to grant Purchaser, in Seller's sole and absolute discretion, a credit against the Purchase Price for such excess uncovered loss nor (2) Purchaser agrees, in Purchaser's sole and absolute discretion, to waive any right to a credit against the Purchase Price for such uncovered damage greater than three and 50/100 percent (3.5%) of the Purchase Price, then either Seller or Purchaser may terminate this Agreement by delivering such notice of such termination to Seller, whereupon the Deposit (together with any interest accrued thereon) shall be returned to Purchaser and this Agreement shall be deemed canceled and of no further force or effect, and neither party shall have any further rights or liabilities against or to the other except for such provisions which are expressly provided in this Agreement to survive the termination hereof.
(b)The estimated cost to repair and/or restore contemplated in subsection (a) above shall be established by estimates obtained by Seller from independent contractors, subject to Purchaser's review and reasonable approval of the same and the provisions of Section 12(c) below. The Closing Date may be extended up to a maximum extension of ninety (90) days, as reasonably required to obtain such estimates (including the resolution of any arbitration required pursuant to paragraph (c)), determine the availability and amount of insurance proceeds and give the notices required under this Section 12. Seller and Purchaser shall cooperate and exercise due diligence to obtain damage estimation and insurance proceeds.
(c)The provisions of this Section 12 supersede any law applicable to the Premises governing the effect of fire or other casualty in contracts for real property, including, without limitation, California Civil Code Section 1662. Any disputes under this Section 12 as to the cost of repair or restoration shall be resolved by expedited arbitration before a single arbitrator acceptable to both Seller and Purchaser in their reasonable judgment in accordance with the rules of the American Arbitration Association; provided that if Seller and Purchaser fail to agree on an arbitrator within five days after a dispute arises, then either party may request the office of the American Arbitration Association located in Los Angeles, California, to designate an arbitrator. Such arbitrator shall be an independent architect or engineer having at least ten (10) years of experience in the construction of commercial buildings in Los Angeles, California. The determination of the arbitrator shall be conclusive and binding upon the parties. The costs and expenses of such Arbitrator shall be borne equally by Seller and Purchaser.

13.	CONDEMNATION.
(a)If, prior to the Closing Date, any part of the Premises is taken (including a temporary taking), or if Seller shall receive an official notice from any governmental authority having eminent domain power over the Premises of its intention to take, by eminent domain proceeding, any part of the Premises (a "Taking"), then:
(i)if such Taking does not involve or affect more than 1,000 square feet of Floor Area (as defined below) of the Buildings, or any material amount of parking for the Buildings, materially adversely affect access to the Buildings, and does not create a right in favor of Belkin or USC to terminate its Lease, neither party shall have any right to terminate this Agreement, and the parties shall nonetheless consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such Taking; provided, however, that Seller shall, on the Closing Date, (i) assign and remit to Purchaser the net proceeds of any award or other proceeds of such Taking which may have been collected by Seller as a result of such Taking less the reasonable expenses incurred by Seller in connection with such Taking, or (ii) if no award or other proceeds shall have been collected, deliver to Purchaser an assignment of Seller's right to any such award or other proceeds which may be payable to Seller as a result of such Taking and Purchaser shall reimburse Seller for the reasonable expenses incurred by Seller in connection with such Taking. "Floor Area" shall mean the total of the gross area of the floor surfaces within the exterior wall of each building, including space devoted to stairwells, basement storage, required corridors, public restrooms, elevator shafts, light courts, vehicle parking and areas incident thereto, mechanical equipment incidental to the operation of such building, and covered public pedestrian circulation areas, including atriums, lobbies, plazas, patios, decks, arcades and similar areas, except such public circulation areas or portions thereof that are used solely for commercial purposes. The determination of Floor Area shall be made by reference to the appropriate records kept by the Los Angeles Department of Planning or Los Angeles Department of Building and Safety.
(ii)if such Taking involves or affects more than 1,000 square feet of Floor Area of the Buildings, any material amount of parking for the Buildings, materially adversely affects access to the Buildings, or creates a right in favor of Belkin or USC to terminate its Lease (which right to terminate has not been waived by such tenant), then Purchaser shall have the option, exercisable within ten (10) days after receipt of notice of such Taking, time being of the essence, to terminate this Agreement by delivering notice of such termination to Seller, whereupon the Deposit (together with any interest earned thereon) shall be returned to Purchaser and this Agreement shall be deemed canceled and of no further force or effect, and neither party shall have any further rights or liabilities against or to the other except pursuant to the provisions of this Agreement which are expressly provided to survive the termination hereof. If a Taking described in this clause (ii) shall occur and Purchaser shall not timely elect to terminate this Agreement, then Purchaser and Seller shall consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such Taking; provided, however, that Seller shall, on the Closing Date, (i) assign and remit to Purchaser the net proceeds of any award or other proceeds of such Taking which may have been collected by Seller as a result of such Taking less the reasonable expenses incurred by Seller in connection with such Taking, or (ii) if no award or other proceeds shall have been collected, deliver to Purchaser an assignment of Seller right to any such award or other proceeds which may be payable to Seller as a result of such Taking and Purchaser shall reimburse Seller for the reasonable expenses incurred by Seller in connection with such Taking.
(b)The provisions of this Section 13 supersede any law applicable to the Premises governing the affect of condemnation in contracts for real property, including, without limitation, California Civil Code Section 1662. Any disputes under this Section 13 as to whether the Taking involves more than 1,000 square feet of the Floor Area of the Buildings shall be resolved by expedited arbitration before a single arbitrator acceptable to both Seller and Purchaser in their reasonable judgment in accordance with the rules of the American Arbitration Association; provided that if Seller and Purchaser fail to agree on an arbitrator within five (5) days after a dispute arises, then either party may request the office of the American Arbitration Association located in Los Angeles, California, to designate an arbitrator. Such arbitrator shall be an independent architect having at least ten (10) years of experience in the construction of commercial buildings in Los Angeles, California. The costs and expenses of such Arbitrator shall be borne equally by Seller and Purchaser.

14.	BROKERS AND ADVISORS.
(a)Purchaser represents and warrants to Seller that it has not dealt or negotiated with, or engaged on its own behalf or for its benefit, any broker, finder, consultant, advisor, or professional in the capacity of a broker or finder (each, a "Broker") in connection with this Agreement or the transactions contemplated hereby other than CB Richard Ellis, Inc. ("Seller's Broker"). Purchaser hereby agrees to indemnify, defend and hold Seller and the other Seller Related Parties harmless from and against any and all claims, demands, causes of action, losses, costs and expenses (including reasonable attorneys' fees, court costs and disbursements) arising from any claim for commission, fees or other compensation or reimbursement for expenses made by any Broker (other than Seller's Broker) engaged by or claiming to have dealt with Purchaser in connection with this Agreement or the transactions contemplated hereby. Seller shall pay Seller's Broker a commission in connection with the consummation of the transaction contemplated by this Agreement pursuant to a separate written agreement between Seller and Seller's Broker and Purchaser shall have no liability therefor under any circumstances.
(b)Seller represents and warrants to Purchaser that it has not dealt or negotiated with, or engaged on its own behalf or for its benefit, any Broker in connection with this Agreement or the transactions contemplated hereby (other than Seller's Broker). Seller hereby agrees to indemnify, defend and hold Purchaser and its direct and indirect shareholders, officers, directors, partners, principals, members, employees, agents, contractors and any successors or assigns of the foregoing, harmless from and against any and all claims, demands, causes of action, losses, costs and expenses (including reasonable attorneys' fees, court costs and disbursements) arising from any claim for commission, fees or other compensation or reimbursement for expenses made by any Broker (including Seller's Broker) engaged by or claiming to have dealt with Seller in connection with this Agreement or the transactions contemplated hereby.
(c)The provisions of this Section 15 shall survive the termination of this Agreement or the Closing.

15.	POST-CLOSING PURCHASER COVENANTS.
(a)Purchaser, for itself and its affiliates, agrees that following the Closing, Purchaser and its affiliates shall not communicate publicly or to the California Regional Water Quality Control Board or the Los Angeles Department of Building and Safety, or their respective employees, agents or representatives, with respect to the Premises or the Project without delivering notice to Seller of such intended communication or meeting at least three (3) business days in advance and providing Seller with the opportunity to be present in connection with such communication or meeting with the applicable entity.
(b)Purchaser, on behalf of itself and its affiliates, agrees not to oppose or hinder, publicly or privately, any of Seller's or Seller's Affiliates' efforts to develop the portions of the Project owned by Seller or Seller's Affiliates other than the Premises (the "Seller Property") or any portion thereof, so long as the Seller Property is developed in substantial conformance with the existing entitlements for such Seller Property and consistent with the terms of the Declaration and SLUR.
(c)The provisions of this Section 15 shall survive the Closing or the termination hereof.

16.	TRANSFER TAXES AND TRANSACTION COSTS.
(a)At the Closing, Seller and, if required, Purchaser shall execute, acknowledge, deliver and file all such returns as may be necessary to comply with any applicable city, county or state real estate transfer tax laws (collectively, as the same may be amended from time to time, the "Transfer Tax Laws"). The transfer taxes payable pursuant to the Transfer Tax Laws shall collectively be referred to as the "Transfer Taxes". On the Closing Date, Seller shall pay to the appropriate party the Transfer Taxes payable in connection with the consummation of the transactions contemplated by this Agreement.
(b)Seller shall be responsible for (i) the costs of its legal counsel, advisors and other professionals employed by it in connection with the sale of the Property (ii) any recording fees relating to its obligations to remove Update Objections and the items described in Section 6(c), (iii) the premium attributable to the ALTA standard coverage portion of the Title Policy, and (iv) one-half of Escrow Agent's fee.
(c)Purchaser shall be responsible for (i) the costs and expenses associated with its due diligence, (ii) the costs and expenses of its legal counsel, advisors and other professionals employed by it in connection with the sale of the Property, (iii) except as provided in clause (iii) of Section 16(b), all premiums and fees for title examination and title insurance and endorsements obtained and all related charges and survey costs in connection therewith, (iv) all costs and expenses incurred in connection with any financing obtained by Purchaser, including, without limitation, loan fees, mortgage recording taxes, financing costs and lender's legal fees, (v) one-half of Escrow Agent's fee, and (vi) any recording fees for documentation to be recorded in connection with the transactions contemplated by this Agreement.
(d)The provisions of this Section 16 shall survive the Closing.

17.	CLOSING DELIVERIES AND RELATED ACTIONS.
(a)Seller's Documents and Deliveries: Except as set forth below, at least one (1) day prior to the Closing Date, Seller shall deliver or cause to be delivered to Escrow Agent the following:
(i)A duly executed and acknowledged Grant Deed for the Premises in the form of Exhibit 2 and a separate statement of the documentary transfer tax;
(ii)A duly executed Bill of Sale in the form of Exhibit 3;
(iii)Originals or, if originals are unavailable, copies of the Leases and Contracts then in effect to the extent in Seller's possession;
(iv)Letters to all Tenants under the Leases in the form of Exhibit 4;
(v)Originals or, if originals are unavailable, copies of plans and specifications, technical manuals and similar materials for the Buildings, to the extent the same are in Seller's possession;
(vi)Duly executed certification as prescribed in Section 21 in the form of Exhibit 5 and a California Form 593C;
(vii)Originals or, if originals are unavailable, copies of all books and records relating to the operation of the Premises and maintained by Seller during Seller's ownership thereof (excluding the Excluded Materials), to the extent same are in Seller's possession;
(viii)Originals or, if originals are unavailable, copies of all permits, licenses and approvals relating to the ownership, use or operation of the Premises, to the extent same are in Seller's possession;
(ix)Keys and combinations in Seller's possession relating to the operation of the Premises; and
(x)A duly executed and acknowledged Covenant Regarding Floor Area, Trips and Non-Interference in the form of Exhibit 8 (the "Entitlements Covenant"), which shall be recorded prior to the recording of the Deed (it being acknowledged by Purchaser that the Entitlements Covenant may be recorded by Seller at any time on or before the Closing).
Notwithstanding the foregoing, Seller may deliver the items referenced in Sections 17(a)(iii), (v), (vii), (viii) and (ix) to Purchaser directly concurrent with the Closing.
(b)Purchaser's Documents and Deliveries: At least one (1) day prior to the Closing Date (except as otherwise provided below), Purchaser shall deliver or cause to be delivered to Escrow Agent the following:
(i)Payment of the balance of the Purchase Price payable at the Closing by 10:00 a.m., Pacific time, on the Closing Date, as adjusted for apportionments under Section 7, in the manner required under this Agreement;
(ii)If Purchaser is a corporation, (1) copies of the certificate of incorporation and by-laws of Purchaser and of the resolutions of the board of directors of Purchaser authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement certified as true and correct by the Secretary or Assistant Secretary of Purchaser; (ii) a good standing certificate for Purchaser issued by the state of incorporation of Purchaser, dated within thirty (30) days of the Closing Date; (iii) a good standing certificate for Purchaser issued by the State of California dated within thirty (30) days of the Closing Date; and (iv) an incumbency certificate executed by the Secretary or Assistant Secretary of Purchaser with respect to those officers of Purchaser executing any documents or instruments in connection with the transactions contemplated herein;
(iii)If Purchaser is a partnership, copies of Purchaser's partnership agreement and partnership certificate and, if required by law or its partnership agreement, copies of partnership resolutions and/or consents of the constituent partners of Purchaser authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, all certified as true and correct by a general partner of Purchaser (and, if Purchaser is a limited partnership, good standing certificates issued for Purchaser by the state of organization of Purchaser and by the State of California, each dated within thirty (30) days of the Closing Date); and
(iv)If Purchaser is a limited liability company, (i) copies of Purchaser's articles of organization and operating agreement and consent of the members of Purchaser authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, all of the foregoing being certified as true and correct by the managing member(s) of Purchaser; (ii) a good standing certificate issued for Purchaser by the state of organization of Purchaser, dated within thirty (30) days of the Closing Date; (iii) a good standing certificate for Purchaser issued by the State of California dated within thirty (30) days of the Closing Date; and (iv) an incumbency certificate executed by an officer or manager of Purchaser with respect to individuals executing any documents or instruments on behalf of Purchaser in connection with the transactions contemplated herein.
(c)Jointly Executed Documents: Seller and Purchaser shall, at least one (1) day prior to the Closing Date, deliver the following documents, each executed and acknowledged (as appropriate) on its behalf:
(i)An Assignment and Assumption of Leases and Contracts in the form of Exhibit 6;
(ii)An Assignment and Assumption of Intangibles in the form of Exhibit 7;
(iii)Any other customary affidavit, document or instrument required to be delivered by Seller or Purchaser as reasonably requested by the Company, pursuant to the terms of this Agreement or applicable law in order to effectuate the transfer of title to the Premises; and
(iv)A Supplemental Declaration which shall amend and restate or modify the Supplemental Declaration of Covenants, Conditions, Restrictions and Reservations of Easements for The Campus at Playa Vista dated December 15, 2008 and recorded on January 29, 2009, as Instrument No. 20090119281 in the Official Records of Los Angeles County, California to accurately reflect that the Entitled Floor Area Square Footage for Assessment Area 5a is 282,955 (the "Supplemental Declaration"). Seller and Purchaser acknowledge and agree that the Supplemental Declaration will need to be approved and executed by Playa Phase I and that, notwithstanding any provision to the contrary contained in this Agreement, the delivery of a fully executed and duly acknowledged Supplemental Declaration from Playa Phase I shall not constitute a Seller Condition or a Purchaser Condition. If the parties are unable to obtain a fully executed and duly acknowledged Supplemental Declaration from Playa Phase I by the Closing Date, then the parties shall cooperate with each other in good faith following the Closing in order to obtain the same as soon as is reasonably possible following the Closing.
(d)Deliveries to Escrow Agent. To facilitate the Closing, each of Seller and Purchaser shall deliver the applicable items specified below to Escrow Agent not later than one (1) business day prior to the Closing Date:
(i)By Seller: the documents described in Sections 17(a)(i), 17(a)(ii), 17(a)(iv), 17(a)(vi), and 17(a)(x) and Seller's counterparts of the documents described in Sections 17(c)(i), 17(c)(ii), 17(c)(iii) (if any), and 17(c)(iv).
(ii)By Purchaser: Purchaser's counterparts of the documents described in Sections 17(c)(i), 17(c)(ii), 17(c)(iii) (if any), and 17(c)(iv).
(e)Disbursements and Other Actions by Escrow Agent. Upon the Closing, Escrow Agent shall promptly undertake all of the following:
(i)Disburse all funds deposited with Escrow Agent by Purchaser as follows: (1) deduct all items chargeable to the account of Seller pursuant to the Preliminary Closing Statement; (2) disburse the balance of the Purchase Price and any additional amounts owed to Seller under this Agreement to Seller by wire transfer in accordance with instructions received from Seller; and (3) disburse the remaining balance of the funds, if any, to Purchaser.
(ii)Cause the Entitlements Covenant, Supplemental Declaration, Grant Deed and any other documents which the parties hereto may mutually direct to be recorded (in the order provided herein) in the Official Records of Los Angeles County and obtain conformed copies thereof for distribution to Purchaser and Seller.
(iii)Direct the Company to issue the Title Policy to Purchaser.
(iv)Deliver an original of each of the documents described in Sections 17(a)(ii), 17(a)(iv), 17(a)(vi), 17(c)(i) and 17(c)(ii) and a conformed copy of the recorded Entitlements Covenant, Supplemental Declaration, Grant Deed, and all other documents recorded in connection with the transaction contemplated by this Agreement to Purchaser.
(v)Deliver an original of each of the documents described in Sections 17(c)(i) and 17(c)(ii) and a conformed copy of the recorded Entitlements Covenant, Supplemental Declaration, Grant Deed and all other documents recorded in connection with the transaction contemplated by this Agreement to Seller.
(f)Real Estate Reporting Person. Escrow Agent is designated the "real estate reporting person" for purposes of Section 6045 of title 26 of the United States Code and Treasury Regulation 1.6045-4 and any instructions or settlement statement prepared by Escrow Agent shall so provide. Upon the consummation of the transaction contemplated by this Agreement, Escrow Agent shall file Form 1099 information return and send the statement to Seller as required under the aforementioned statute and regulation.

18.	CLOSING DATE.
The closing of the transactions contemplated hereunder (the "Closing") shall be effectuated by means of an escrow closing and shall occur on the date that is the later of (i) three (3) business days after the satisfaction of all conditions precedent to Purchaser's obligations to close hereunder, and (ii) twenty (20) business days following the Effective Date, but in no event later than July 2, 2013 (such date, as the same may be extended pursuant to the terms of this Agreement, being referred to in this Agreement as the "Scheduled Closing Date"; and the actual date of the Closing, the "Closing Date"). Time is of the essence as to the Purchaser's obligation to close the transactions contemplated hereunder on the Scheduled Closing Date (or, if such date shall have been extended pursuant to the terms of this Agreement so as to occur later than the Scheduled Closing Date, then on such extended Scheduled Closing Date).

19.	NOTICES.
All notices, demands, requests or other communications (collectively, "Notices") required to be given or which may be given hereunder shall be in writing and shall be sent by (a) national overnight delivery service, (b) facsimile transmission (provided that the original shall be simultaneously delivered by national overnight delivery service or personal delivery), (c) electronic mail transmission (provided that the original shall be simultaneously delivered by national overnight delivery service or personal delivery), or (d) personal delivery, addressed as follows:
(i)If to Seller:
c/o Tishman Speyer Properties, L.P.
400 S. Hope Street, Suite 200
Los Angeles, California 90071
Attention: Mr. Paul De Martini
Fax: (310) 862-5630
Email: pdemarti@tishmanspeyer.com
with a copy to:
Tishman Speyer Properties, L.P.
45 Rockefeller Plaza
New York, New York 10111
Attention: Chief Legal Officer
Fax: (212) 895-0353
Email: mbenner@tishmanspeyer.com
and
Tishman Speyer Properties, L.P.
45 Rockefeller Plaza
New York, New York 10111
Attention: Chief Financial Officer
Fax: (212) 895-0130
Email: rmakowsky@tishmanspeyer.com
and
Walton Street Capital, L.L.C.
900 North Michigan Avenue, Suite 1900
Chicago, Illinois 60611
Attention: Mr. James Holmes and Mr. Luke G. Massar
Fax: (312) 915-2881
Email: holmesj@waltonst.com
and

Allen Matkins Leck Gamble Mallory & Natsis LLP
1901 Avenue of the Stars, Suite 1800
Los Angeles, California 90067
Attention: John M. Tipton, Esq.
Fax: (310) 788-2410
Email: jtipton@allenmatkins.com

(ii)If to Purchaser:
HINES GLOBAL REIT PLAYA VISTA LP,
a Delaware limited partnership
c/o Hines Interests Limited Partnership
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056
Attention: Sherri Schugart
Fax: (713) 966-2075
Email: sherri.schugart@hines.com
with a copy to:
Hines Interests Limited Partnership
444 South Flower Street, Suite 2100
Los Angeles, California 90071
Attention: Douglas H. Metzler
Fax: (213) 629-1423
Email: doug.metzler@hines.com
with a copy to:
Hines Interests Limited Partnership
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056
Attention: Jason P. Maxwell, Esq. - Corporate Counsel
Fax: (713) 966-2075
Email: Jason.maxwell@hines.com
with a copy to:
Baker Botts L.L.P.
2001 Ross Avenue, Suite 600
Dallas, Texas 75201
Attn: Jonathan W. Dunlay
Fax: (214) 661-4711
Email: jon.dunlay@bakerbotts.com
Any Notice so sent by national overnight delivery service or personal delivery shall be deemed given on the date of receipt or refusal as indicated on the return receipt, or the receipt of the national overnight delivery service or personal delivery service. Any Notice sent by facsimile transmission shall be deemed given when received as confirmed by the telecopier electronic confirmation receipt, provided that if the confirmation receipt is later than 5:00 p.m., Pacific Time, the Notice shall be deemed received as of the next day. Any notice sent by electronic mail shall be deemed given when received, provided that if such notice is received later than 5:00 PM Pacific Time, the Notice shall be deemed received as of the next day. A Notice may be given either by a party or by such party's attorney. Seller or Purchaser may designate, by not less than five (5) business days' notice given to the others in accordance with the terms of this Section 19, additional or substituted parties to whom Notices should be sent hereunder.

20.	DEFAULT BY PURCHASER OR SELLER.
(a)IF PURCHASER SHALL DEFAULT IN THE PAYMENT OF THE PURCHASE PRICE AT CLOSING OR OTHERWISE FAILS TO TAKE THE ACTIONS REQUIRED BY PURCHASER TO EFFECTUATE THE CLOSING, SELLER'S SOLE AND EXCLUSIVE REMEDY BY REASON THEREOF SHALL BE TO TERMINATE THIS AGREEMENT AND, UPON SUCH TERMINATION, SELLER SHALL BE ENTITLED TO RETAIN THE DEPOSIT (AND ANY INTEREST EARNED THEREON) AS LIQUIDATED DAMAGES FOR PURCHASER'S DEFAULT HEREUNDER, IT BEING AGREED THAT THE DAMAGES BY REASON OF PURCHASER'S DEFAULT ARE DIFFICULT, IF NOT IMPOSSIBLE, TO ASCERTAIN, AND THAT THE AMOUNT OF THE DEPOSIT (AND ANY INTEREST THEREON) REPRESENTS THE PARTIES' REASONABLE ESTIMATE OF SUCH DAMAGES AND THEREAFTER PURCHASER AND SELLER SHALL HAVE NO FURTHER RIGHTS OR OBLIGATIONS UNDER THIS AGREEMENT EXCEPT FOR THOSE THAT ARE EXPRESSLY PROVIDED IN THIS AGREEMENT TO SURVIVE THE TERMINATION HEREOF. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. SELLER'S REMEDIES FOR A BREACH OR DEFAULT BY PURCHASER UNDER THIS AGREEMENT SHALL BE TO SEEK DAMAGES AND EXERCISE OTHER REMEDIES HEREUNDER EXCLUDING THE TERMINATION OF THIS AGREEMENT, PROVIDED THAT SELLER SHALL HAVE THE RIGHT TO TERMINATE THIS AGREEMENT AND RETAIN THE DEPOSIT ONLY FOR A BREACH OR DEFAULT BY PURCHASER AS SPECIFICALLY SET FORTH IN THE FIRST SENTENCE OF THIS SECTION 20(a).
SELLER'S INITIALS: ____    PURCHASER'S INITIALS: ____
(b)If (x) Seller shall default in any of its obligations to be performed on the Closing Date or (y) Seller shall default in the performance of any of its material obligations to be performed prior to the Closing Date and, with respect to any default under this clause (y) only such default shall continue for five (5) business days after notice to Seller, Purchaser as its sole and exclusive remedy by reason thereof (in lieu of prosecuting an action for damages or proceeding with any other legal or equitable course of conduct, the right to bring such actions or proceedings being expressly and voluntarily waived by Purchaser, to the extent legally permissible, following and upon advice of its counsel) shall have the right, subject to the other provisions of this Section 20(b), (i) to seek to obtain specific performance of Seller's obligations hereunder, provided that any action for specific performance shall be commenced within sixty (60) days after such default, and if Purchaser prevails thereunder, Seller shall reimburse Purchaser for all reasonable legal fees, court costs and all other reasonable costs of such action, or (ii) to receive a return of the Deposit (together with any interest earned thereon), it being understood that if Purchaser fails to commence an action for specific performance within sixty (60) days after such default, Purchaser's sole remedy shall be to receive a return of the Deposit (together with any interest earned thereon), provided that if Seller intentionally defaults hereunder and, as a result thereof, specific performance is not available, then Seller also shall reimburse Purchaser for its actual, out-of-pocket third party costs and expenses incurred in connection with this Agreement and the transaction contemplated hereby up to One Hundred Fifty Thousand and No/100 Dollars ($150,000.00). If Purchaser elects to seek specific performance of this Agreement, then as a condition precedent to any suit for specific performance, Purchaser shall on or before the Closing Date, time being of the essence, fully perform all of its obligations hereunder which are capable of being performed (other than the payment of the Purchase Price, which shall be paid as and when required by the court in the suit for specific performance). Upon such return and delivery of the Deposit (and all interest thereon)to Purchaser, this Agreement shall terminate and neither party hereto shall have any further obligations hereunder except for those that are expressly provided in this Agreement to survive the termination hereof. Notwithstanding the foregoing, Purchaser shall have no right to seek specific performance, if Seller shall be prohibited from performing Seller's obligations hereunder by reason of any law, regulation, or other legal requirement applicable to Seller. This Section 20(b) shall not limit Purchaser's rights and remedies regarding obligations that survive Closing.
(c)Purchaser and Seller each waives any right to sue the other for any consequential or punitive damages for matters arising under this Agreement (it being understood that Purchaser and Seller each has waived the right to obtain incidental, special, exemplary or consequential damages in connection with any default of the other or otherwise, which include, without limitation, loss of profits or inability to secure lenders, investors or buyers).
(d)The provisions of this Section 20 shall survive the termination hereof.

21.	FIRPTA COMPLIANCE.
Seller shall comply with the provisions of the Foreign Investment in Real Property Tax Act, Section 1445 of the Internal Revenue Code of 1986 (as amended, "FIRPTA") and certain similar provisions of the California Revenue and Taxation Code. Seller acknowledges that Section 1445 of the Internal Revenue Code and the California Revenue and Taxation Code each provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. On the Closing Date, Seller shall deliver to Purchaser certifications as to the transferor's non-foreign status in the form of Exhibit 5 and in the form required by the California Franchise Tax Board, and shall comply with any temporary or final regulations promulgated with respect thereto and any relevant revenue procedures or other officially published announcements of the Internal Revenue Service of the U.S. Department of the Treasury or the California Franchise Tax Board, as applicable, in connection therewith.

22.	ENTIRE AGREEMENT.
This Agreement contains all of the terms agreed upon between Seller and Purchaser with respect to the subject matter hereof, and all prior agreements, understandings, representations and statements, oral or written, between Seller and Purchaser are merged into this Agreement. The provisions of this Section 22 shall survive the Closing or the termination hereof.

23.	AMENDMENTS.
This Agreement may not be changed, modified or terminated, except by an instrument executed by Seller and Purchaser. The provisions of this Section 23 shall survive the Closing or the termination hereof.

24.	WAIVER.
No waiver by either party of any failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent failure or refusal to so comply. The provisions of this Section 24 shall survive the Closing or the termination hereof.

25.	PARTIAL INVALIDITY.
If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law. The provisions of this Section 25 shall survive the Closing or the termination hereof.

26.	SECTION HEADINGS.
The headings of the various sections of this Agreement have been inserted only for the purposes of convenience, and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement. The provisions of this Section 26 shall survive the Closing or the termination hereof.

27.	GOVERNING LAW.
This Agreement shall be governed by the laws of the State of California without giving effect to conflict of laws principles thereof. The provisions of this Section 27 shall survive the Closing or the termination hereof.

28.	PARTIES; ASSIGNMENT AND RECORDING.
(a)This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Seller and Purchaser and their respective successors and permitted assigns; provided, however, that none of the representations or warranties made by Seller hereunder shall inure to the benefit of any person or entity that may, after the Closing Date, succeed to Purchaser's interest in the Property.
(b)Purchaser may not assign or otherwise transfer this Agreement or any of its rights or obligations hereunder without first obtaining Seller's consent thereto, which consent may be withheld in Seller's sole and absolute discretion; provided Purchaser may, without Seller's consent, but upon at least five (5) business days notice to Seller, assign this Agreement or all or part of its rights under this Agreement to an affiliate of Purchaser, provided in no event shall such assignment release original Purchaser from any of its obligations under this Agreement. In addition, Purchaser shall have the right, upon at least five (5) business days notice to Seller, to cause Seller, at the Closing, to assign certain rights in connection with the Big Mango Lease to another affiliate of Purchaser, which may result in a separate bill of sale, assignment and assumption of lease and/or assignment and assumption of intangibles, as required in connection with the Big Mango Lease.
(c)Neither this Agreement nor any memorandum hereof may be recorded without first obtaining Seller's consent thereto, provided that Purchaser may record a notice of lis pendens in connection with a specific performance action.
(d)The provisions of Sections 28(a) and 28(c) shall survive the Closing or the termination hereof. The provisions of Section 28(b) shall survive the termination hereof.

29.	CONFIDENTIALITY; PRESS RELEASES.
(a)By its execution of this Agreement, Purchaser shall be deemed to be a party to that certain Confidentiality Agreement dated as of March 6, 2013, by and between Seller and Hines Global REIT, Inc. (the "Confidentiality Agreement"), and shall become jointly and severally liable with Hines Global REIT, Inc. for all of the duties, liabilities and obligations under the Confidentiality Agreement. Notwithstanding the foregoing to the contrary, Seller recognizes that Hines Global REIT, Inc., which will indirectly own the equity interests in Purchaser, is a public non-traded company, and it acknowledges and agrees that Purchaser or Hines Global REIT, Inc. may disclose in SEC and other filings with governmental authorities and/or financial statements, such information regarding the transactions contemplated hereby and any such information relating to the Property as may be necessary under federal or state securities law, rules or regulations (including U.S. Securities and Exchange Commission ("SEC") rules and regulations). Hines Global REIT, Inc. will be required to publicly disclose the possible transactions contemplated hereby and file the contract with the SEC promptly after the execution of the same by both parties or as sooner required by law.
(b)The provisions of Section 29(a) shall survive the termination of this Agreement and the Closing.

30.	FURTHER ASSURANCES.
Seller and Purchaser will do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices, transfers and assurances as may be reasonably required by the other party, for the better assuring, conveying, assigning, transferring and confirming unto Purchaser the Property and for carrying out the intentions or facilitating the consummation of this Agreement. The provisions of this Section 30 shall survive the Closing.

31.	THIRD PARTY BENEFICIARY.
Except as otherwise specifically provided in this Section 31 below, this Agreement is an agreement solely for the benefit of Seller and Purchaser (and their permitted successors and/or assigns). Other than Seller's Affiliates with respect to the terms of Section 2, 11(h), 15 and 36 of this Agreement, Playa Phase I with respect to the terms of Section 11(h) of this Agreement and the Confidentiality Agreement and Playa Capital with respect to the terms of Section 11(h) of this Agreement, no other person, party or entity shall have any rights hereunder nor shall any other person, party or entity be entitled to rely upon the terms, covenants and provisions contained herein. The provisions of this Section 31 shall survive the Closing or the termination hereof.

32.	JURISDICTION AND VENUE.
The parties hereto agree to submit to personal jurisdiction in the federal and state courts located in the State of California in any action or proceeding arising out of this Agreement and further agree that the venue for any such action or proceeding shall be in Los Angeles County. The provisions of this Section 32 shall survive the Closing or the termination hereof.

33.	WAIVER OF TRIAL BY JURY.
Seller and Purchaser hereby irrevocably and unconditionally waive any and all right to trial by jury in any action, suit or counterclaim arising in connection with, out of or otherwise relating to this agreement. The provisions of this Section 33 shall survive the Closing or the termination hereof.

34.	MISCELLANEOUS.
(a)This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. The delivery of an executed counterpart of this Agreement by facsimile or as a PDF or similar attachment to an e-mail shall constitute effective delivery of such counterpart for all purposes with the same force and effect as the delivery of an original, executed counterpart.
(b)Any consent or approval to be given hereunder (whether by Seller or Purchaser) shall not be effective unless the same shall be given in advance of the taking of the action for which consent or approval is requested and shall be in writing. Except as otherwise expressly provided herein, any consent or approval requested of Seller or Purchaser may be withheld by Seller or Purchaser in its sole and absolute discretion.
(c)The provisions of this Section 34 shall survive the Closing or the termination hereof.

35.	ATTORNEYS' FEES.
In the event of any litigation between the parties hereto to enforce any of the provisions of this Agreement or any right of either party hereto, the unsuccessful party to such litigation agrees to pay to the successful party all costs and expenses, including reasonable attorneys' fees and disbursements, incurred herein by the successful party in and as part of the judgment rendered in such litigation.

36.	EXCULPATION.
Purchaser agrees that it does not have and will not have any claims or causes of action against any disclosed or undisclosed officer, director, employee, agent, trustee, shareholder, partner, member, manager, principal, parent, subsidiary or other affiliate of Seller, including, without limitation, Tishman Speyer Properties, L.P., or any officer, director, employee, agent, trustee, shareholder, partner, member, manager or principal of any such parent, subsidiary or other affiliate (collectively, "Seller's Affiliates"), arising out of or in connection with this Agreement, the transactions contemplated hereby or the documents required to be executed and delivered by Seller at the Closing in accordance with Section 17 above (collectively, the "Closing Documents"). Purchaser agrees to look solely to Seller and its assets for the satisfaction of any liability or obligation arising under this Agreement or any amendments thereto, the transactions contemplated hereby or the Closing Documents, or for the performance of any of the covenants, warranties or other agreements contained herein, any amendments hereto or in the Closing Documents, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of Seller's Affiliates with respect to any matters arising out of or in connection with this Agreement, any amendments hereto, the transactions contemplated hereby or the Closing Documents. Without limiting the generality of the foregoing provisions of this Section 36, Purchaser hereby unconditionally and irrevocably waives any and all claims and causes of action of any nature whatsoever it may now or hereafter have against Seller's Affiliates, and hereby unconditionally and irrevocably releases and discharges Seller's Affiliates from any and all liability whatsoever which may now or hereafter accrue in favor of Purchaser against Seller's Affiliates, in connection with or arising out of this Agreement, any amendments hereto, the transactions contemplated hereby or the Closing Documents. Notwithstanding the foregoing, Seller agrees, during the Limitation Period, not to dissolve and to maintain funds in Seller's accounts in an amount equal to the Cap Amount to satisfy its obligations under this Agreement which expressly survive the Closing. The provisions of this Section 36 shall survive the termination of this Agreement and the Closing.

37.	COOPERATION WITH PURCHASER'S AUDITORS AND SEC FILING REQUIREMENTS.
Seller shall provide to Purchaser (at Purchaser's expense) copies îf, or shall provide Purchaser access to, such factual information as may be reasonably requested by Purchaser, and in the possession or control of Seller, or its property manager or accountants, to enable Purchaser's auditor (Deloitte & Touche LLP or any successor auditor selected by Purchaser) to conduct an audit of the income statements of the Property for the year to date of the year in which the Closing occurs plus up to the one additional prior calendar year. Purchaser shall be responsible for all out-of-pocket costs associated with this audit. Seller shall cooperate (at no cost to Seller) with Purchaser's auditor in the conduct of such audit. In addition, Seller agrees to provide to Purchaser's auditor, if requested by such auditor, historical financial statements for the Property, including income and balance sheet data for the Property, whether required before or after Closing. Without limiting the foregoing, (i) Purchaser or its designated independent or other auditor may audit Seller's operating statements of the Property, at Purchaser's expense, and Seller shall provide such documentation as Purchaser or its auditor may reasonably request in order to complete such audit, and (ii) Seller shall furnish to Purchaser such financial and other information relating to the Property (as opposed to Seller) as may be reasonably required by Purchaser or any Affiliate of Purchaser to make any required filings with the Securities and Exchange Commission or other governmental authority; provided, however, that the foregoing obligations of Seller shall be limited to providing such information or documentation relating to the Property (as opposed to Seller) as may be in the possession of, or reasonably obtainable by, Seller, its property manager or accountants, at no material cost to Seller, and in the format that Seller (or its property manager or accountants) have maintained such information. This provision shall survive closing for nine (9) months.

[No further text on this page; signature page follows]
IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be executed the day and year first above written.
SELLER:
PV CAMPUS PARCEL 3, L.P.,
a Delaware limited liability partnership
By: /s/ Steven R. Wechsler
Name: Steven R. Wechsler
Its: Senior Managing Director

PURCHASER:

HINES GLOBAL REIT CAMPUS PLAYA VISTA, LP,
a Delaware limited partnership

By:	Hines Global REIT Campus Playa Vista GP LLC,
a Delaware limited liability company,
its general partner
By: /s/ Edmund Donaldson
Name: Edmund Donaldson
Its: Manager

The undersigned herebyacknowledges and consents
to the provisions of Section 4(b):
STEWART TITLE OF CALIFORNIA, INC.,
as Escrow Agent
By: ________________________________
Name: _________________________
Title: __________________________

SCHEDULE A
DESCRIPTION OF THE LAND
The land referred to herein is situated in the State of California, County of Los Angeles, City of Los Angeles, and described as follows:
PARCEL 1:
LOTS 10, 11, 12, 13, 15 AND 16 OF TRACT NO. 49104-04, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, RECORDED IN BOOK 1236, PAGES 41 TO 55, INCLUSIVE, OF MAPS, IN THE OFFICE OF THE LOS ANGELES COUNTY RECORDER.
PARCEL 2:
LOTS 106 AND 107 OF TRACT NO. 6265, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 134, PAGES 41 TO 44, INCLUSIVE, OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY; EXCEPT FROM SAID LOT 106, THAT PORTION THEREOF DESCRIBED AS FOLLOWS: BEGINNING AT THE MOST SOUTHERLY CORNER OF SAID LOT; THENCE NORTHWESTERLY ALONG THE SOUTHWESTERLY LINE THEREOF TO THE MOST WESTERLY CORNER OF SAID LOT; THENCE NORTHEASTERLY ALONG THE NORTHWESTERLY LINE THEREOF 25.01 FEET; THENCE SOUTHEASTERLY IN A DIRECT LINE TO A POINT IN THE SOUTHEASTERLY LINE OF SAID LOT, DISTANT THEREON 23.79 FEET NORTHEASTERLY FROM THE MOST SOUTHERLY CORNER THEREOF; THENCE SOUTHWESTERLY ALONG THE SOUTHEASTERLY LINE TO THE POINT OF BEGINNING.
PARCEL 3:
EASEMENTS FOR VEHICULAR AND PEDESTRIAN TRAFFIC OVER PRIVATE STREETS AND WALKWAYS, MAINTENANCE AND REPAIR OF UTILITY SERVICES, DRAINAGE OF WATER, ACCESS TO PERFORM NECESSARY MAINTENANCE AND REPAIR OF IMPROVEMENTS, MINOR ENCROACHMENTS, ENVIRONMENTAL MEDIATION, ACCESS TO METHANE MONITORING EQUIPMENT AND OTHER EASEMENTS AS PROVIDED IN THAT CERTAIN AMENDED AND RESTATED DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS AND RESERVATIONS OF EASEMENTS FOR THE CAMPUS AT PLAYA VISTA, WHICH WAS RECORDED ON JUNE 08, 2006 AS INSTRUMENT NO. 06-1258435 OF OFFICIAL RECORDS OF LOS ANGELES COUNTY, CALIFORNIA, AND A SUPPLEMENTAL DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS AND RESERVATION OF EASEMENTS RECORDED FEBRUARY 09, 2007 AS INSTRUMENT NO. 07-284590, OF OFFICIAL RECORDS,. and a supplemental declaration and amendment to supplemental declaration of covenants, conditions, restrictions and reservation of easements for the campus at playa vista (assessment areas 2 and 4), recorded november 21, 2008 as instrument no. 20082060065, of official records, and a supplemental declaration of covenants, conditions, restrictions and reservation of easements for the campus at playa vista (division of assessment area 5 - pv campus jv parcels 1 through 5), recorded january 29, 2009 as instrument no. 20090119281, of official records.
PARCEL 4:
NON-EXCLUSIVE TEMPORARY EASEMENTS FOR VEHICULAR AND PEDESTRIAN ACCESS AS DESCRIBED, DEFINED AND LIMITED IN THE EASEMENT AGREEMENT (ACCESS) RECORDED FEBRUARY 09, 2007 AS INSTRUMENT NO. 07-284603, OF OFFICIAL RECORDS.
APN: 4211-011-028
(End of Legal Description)

SCHEDULE B
LIST OF EXCLUDED PERSONALTY

1.	Two (2) golf carts

2.	All furniture in project management office and in marketing center on the 4th Floor of 12045 Waterfront Drive.

SCHEDULE C
LIST OF LEASES

1.	Belkin International, Inc., a Delaware corporation ("Belkin")

(a)	Lease between PV Campus Parcel 3, L.P., a Delaware limited partnership ("Landlord") and Belkin dated June 23, 2008.

(b)	First Amendment to Lease between Landlord and Belkin dated September 22, 2008.

(c)	Second Amendment to Lease between Landlord and Belkin dated June 12, 2009.

(d)	Third Amendment to Lease between Landlord and Belkin dated September 17, 2009.

(e)	Notice of Lease Term Dates between Landlord and Belkin dated May 26, 2010.

(f)	Fourth Amendment to Lease between Landlord and Belkin dated December 31, 2010.

(g)	Fifth Amendment to Lease between Landlord and Belkin dated August 1, 2011.

(h)	Storage Lease between Landlord and Belkin dated August 31, 2011.

(i)	Lease Commencement Letter - Storage Lease between Landlord and Belkin dated November 4, 2011.

(j)	Confidentiality Agreement between Landlord and Belkin dated February 27, 2013.

2.	University of Southern California, a California non-profit corporation ("USC")

(a)	Lease between Landlord and USC dated September 30, 2009.

(b)	Agreement and Escrow Instructions between Landlord, USC and JPMorgan Chase Bank, N.A., ("Escrow Agent") dated September 30, 2009.

(c)	Emergency Generator Agreement between Landlord and USC dated September 30, 2009.

(d)	Indemnity Agreement between Landlord and USC dated August 14, 2009.

(e)	First Amendment to Lease between Landlord and USC dated April 21, 1010.

(f)	First Amendment to Agreement and Escrow Instructions between Landlord, USC and Escrow Agent dated April 21, 2010.

(g)	Notice of Lease Term Dates dated June 4, 2010.

(h)	Second Amendment to Lease between Landlord and USC dated January 12, 2011.

(i)	Second Amendment to Agreement and Escrow Instructions between Landlord, USC and Escrow Agent dated January 12, 2011.

(j)	Letter Agreement by and between Landlord and USC dated as of February 1, 2011 regarding ICT Sublease Premium.
3.    Facebook, Inc. Inc., a Delaware corporation ("Facebook")

(a)	Lease between Landlord and Facebook dated May 12, 2011.

(b)	Notice of Lease Term Dates [undated].

4.	Internet Corporation for Assigned Names and Numbers, a California not-for-profit corporation ("ICANN")

(a)	Lease between Landlord and ICANN dated October 12, 2011

(b)	First Amendment to Lease between Landlord and ICANN dated February 27, 2013

5.	Big Mango, Inc., a California corporation ("Big Mango")

(a)	Lease between Landlord and Big Mango dated December 7, 2011

(b)	Letter agreement between Landlord and Big Mango dated March 1, 2013

6.	JHA West 16, LLC ("JHA")

(a)	Lease between Landlord and JHA dated November 29, 2012
(b)    Notice of Lease Commencement dated March 20, 2013

7.	Playa Capital Company, LLC ("PCC")

(a)	Lease between Landlord and PCC dated April 5, 2013

SCHEDULE D
LIST OF CONTRACTS

OTHER CONTRACTS
Title	Parties	Date
USC AGREEMENTS:
Real Estate Brokerage Commission Agreement	Travers Realty Corporation PV Campus Parcel 3, L.P.	October 30, 2009
Real Estate Brokerage Commission Agreement	Travers Realty Corporation PV Campus Parcel 3, L.P.	December 9, 2010
Agreement and Escrow Instructions	Travers Realty Corporation PV Campus Parcel 3, L.P. JPMorgan Chase Bank, N.A.	October 30, 2009
First Amendment to Agreement and Escrow Instructions	Travers Realty Corporation PV Campus Parcel 3, L.P. JPMorgan Chase Bank, N.A.	January 12, 2011
Second Amendment to Agreement and Escrow Instructions	Travers Realty Corporation PV Campus Parcel 3, L.P. Howard B. Feuerstein JPMorgan Chase Bank, N.A.	February 26, 2013
ICANN AGREEMENT:
Real Estate Brokerage Commission Agreement	Travers Realty Corporation PV Campus Parcel 3, L.P.	February 7, 2013

SCHEDULE E
LIST OF SECURITY DEPOSITS

1.	JHA WEST 16, LLC - $12,529

SCHEDULE F
ARREARAGE SCHEDULE

Run Time Options	Aged Delinquencies	Page: 1
Status = All	MRI_PROD	Date: 4/15/2013
Detail	PV CAMPUS PARCEL 3, LP	Time: 03:37 PM
Open only = N	Date: 4/15/2013	Database: MRI_PROD
		ENTITY: CA8003

Invoice Date		Category	Source	Amount	Current	30	60	90	120
CA8003-008782		**BELKIN INTERNATIONAL, INC**		Master Occupant Id: 00005263-1			Day Due: 1	Delq Day:	
				A0100 Current			Last Payment:	3/29/2013	773,757.88
3/31/2013	CLE	CLEANING CHARGES	CH	570.40	570.40	0.00	0.00	0.00	0.00
2/28/2013	GAS	GAS	CH	363.00	0.00	363.00	0.00	0.00	0.00
2/1/2013	MIS	MISCELLANEOUS INCOME	CR	-673.94	0.00	0.00	-673.94	0.00	0.00
3/4/2013	MIS	MISCELLANEOUS INCOME	CR	-673.94	0.00	-673.94	0.00	0.00	0.00
3/29/2013	MIS	MISCELLANEOUS INCOME	CR	-673.94	-673.94	0.00	0.00	0.00	0.00
2/1/2013	OES	OPERATING ESCALATION	CH	3,627.59	0.00	0.00	3,627.59	0.00	0.00
3/1/2013	OES	OPERATING ESCALATION	CH	3,627.59	0.00	3,627.59	0.00	0.00	0.00
4/1/2013	OES	OPERATING ESCALATION	CH	3,627.59	3,627.59	0.00	0.00	0.00	0.00
2/28/2013	OVT	OVERTIME HVAC	CH	643.72	0.00	643.72	0.00	0.00	0.00
3/31/2013	OVT	OVERTIME HVAC	CH	1,747.24	1,747.24	0.00	0.00	0.00	0.00
3/31/2013	OVT	OVERTIME HVAC	CH	1,931.16	1,931.16	0.00	0.00	0.00	0.00
3/31/2013	OVT	OVERTIME HVAC	CH	2,620.86	2,620.86	0.00	0.00	0.00	0.00
3/31/2013	OVT	OVERTIME HVAC	CH	2,896.74	2,896.74	0.00	0.00	0.00	0.00
3/31/2013	OVT	OVERTIME HVAC	CH	1,011.56	1,011.56	0.00	0.00	0.00	0.00
3/31/2013	OVT	OVERTIME HVAC	CH	505.78	505.78	0.00	0.00	0.00	0.00
3/31/2013	PID	PHOTO ID CARDS	CH	1,110.90	1,110.90	0.00	0.00	0.00	0.00
2/1/2013	RTX	REAL ESTATE TAX	CH	1,160.06	0.00	0.00	1,160.06	0.00	0.00
3/1/2013	RTX	REAL ESTATE TAX	CH	1,160.06	0.00	1,160.06	0.00	0.00	0.00
4/1/2013	RTX	REAL ESTATE TAX	CH	1,160.06	1,160.06	0.00	0.00	0.00	0.00
2/28/2013	WAT	WATER USAGE CHARGES	CH	20.62	0.00	20.62	0.00	0.00	0.00
	CLE	CLEANING CHARGES		570.40	570.40	0.00	0.00	0.00	0.00
	GAS	GAS		363.00	0.00	363.00	0.00	0.00	0.00
	MIS	MISCELLANEOUS INCOME		-2,021.82	-673.94	-673.94	-673.94	0.00	0.00
	OES	OPERATING ESCALATION		10,882.77	3,627.59	3,627.59	3,627.59	0.00	0.00
	OVT	OVERTIME HVAC		11,357.06	10,713.34	643.72	0.00	0.00	0.00
	PID	PHOTO ID CARDS		1,110.90	1,110.90	0.00	0.00	0.00	0.00
	RTX	REAL ESTATE TAX		3,480.18	1,160.06	1,160.06	1,160.06	0.00	0.00
	WAT	WATER USAGE CHARGES		20.62	0.00	20.62	0.00	0.00	0.00
		BELKIN INTERNATIONAL, INC Total:		25,763.11	16,508.35	5,141.05	4,113.71	0.00	0.00
CA8003-011465		**BELKIN INTERNATIONAL, INC - STG**		Master Occupant Id: 00007041-1			Day Due: 1	Delq Day:	
				P2103 Current			Last Payment:	2/15/2013	250.00
3/1/2013	SRT	STORAGE RENT	CH	250.00	0.00	250.00	0.00	0.00	0.00
4/1/2013	SRT	STORAGE RENT	CH	250.00	250.00	0.00	0.00	0.00	0.00
	SRT	STORAGE RENT		500.00	250.00	250.00	0.00	0.00	0.00
		BELKIN INTERNATIONAL, INC - STG Total:		500.00	250.00	250.00	0.00	0.00	0.00
CA8003-011223		**FACEBOOK, INC**		Master Occupant Id: 00006885-1			Day Due: 1	Delq Day:	
				C0400 Current			Last Payment:	4/1/2013	51,367.48
1/1/2013	OES	OPERATING ESCALATION	CH	193.99	0.00	0.00	0.00	193.99	0.00
2/1/2013	OES	OPERATING ESCALATION	CH	193.99	0.00	0.00	193.99	0.00	0.00
3/1/2013	OES	OPERATING ESCALATION	CH	193.99	0.00	193.99	0.00	0.00	0.00
4/1/2013	OES	OPERATING ESCALATION	CH	193.99	193.99	0.00	0.00	0.00	0.00
1/1/2013	RTX	REAL ESTATE TAX	CH	98.99	0.00	0.00	0.00	98.99	0.00
2/1/2013	RTX	REAL ESTATE TAX	CH	98.99	0.00	0.00	98.99	0.00	0.00
3/1/2013	RTX	REAL ESTATE TAX	CH	98.99	0.00	98.99	0.00	0.00	0.00
4/1/2013	RTX	REAL ESTATE TAX	CH	98.99	98.99	0.00	0.00	0.00	0.00

Run Time Options
Status = All
Detail
Open only = N

Aged Delinquencies
MRI_PROD
PV CAMPUS PARCEL 3, LP
Date: 4/15/2013

Page: 2
Date: 4/15/2013
Time: 03:37 PM
Database: MRI_PROD
ENTITY: CA8003

Invoice Date	Category		Source	Amount	Current	30	60	90	120
	OES	OPERATING ESCALATION		775.96	193.99	193.99	193.99	193.99	0.00
	RTX	REAL ESTATE TAX		395.96	98.99	98.99	98.99	98.99	0.00
		FACEBOOK, INC Total:		1,171.92	292.98	292.98	292.98	292.98	0.00
CA8003-011527	**INTERNET CORP FOR ASSIGNED NAM**			Master Occupant Id: 00007088-1 C0300 Current			Day Due: 1 Last Payment:	Delq Day: 4/1/2013	1,091.00
4/1/2013	BRT	BASE RENT	CH	116,655.00	116,655.00	0.00	0.00	0.00	0.00
3/31/2013	CLE	CLEANING CHARGES	CH	71.30	71.30	0.00	0.00	0.00	0.00
3/31/2013	CLE	CLEANING CHARGES	CH	71.30	71.30	0.00	0.00	0.00	0.00
3/31/2013	CLE	CLEANING CHARGES	CH	8.75	8.75	0.00	0.00	0.00	0.00
3/31/2013	LKS	LOCKSMITH CHARGES	CH	7.00	7.00	0.00	0.00	0.00	0.00
3/31/2013	LKS	LOCKSMITH CHARGES	CH	7.00	7.00	0.00	0.00	0.00	0.00
3/31/2013	MIS	MISCELLANEOUS INCOME	CH	133.40	133.40	0.00	0.00	0.00	0.00
4/1/2013	OES	OPERATING ESCALATION	CH	850.03	850.03	0.00	0.00	0.00	0.00
3/31/2013	OPE	OPERATING ENGINEER	CH	45.00	45.00	0.00	0.00	0.00	0.00
3/31/2013	OPE	OPERATING ENGINEER	CH	90.00	90.00	0.00	0.00	0.00	0.00
3/31/2013	OPE	OPERATING ENGINEER	CH	45.00	45.00	0.00	0.00	0.00	0.00
3/31/2013	OPE	OPERATING ENGINEER	CH	90.00	90.00	0.00	0.00	0.00	0.00
3/31/2013	OPE	OPERATING ENGINEER	CH	45.00	45.00	0.00	0.00	0.00	0.00
3/31/2013	OPE	OPERATING ENGINEER	CH	45.00	45.00	0.00	0.00	0.00	0.00
3/31/2013	OPE	OPERATING ENGINEER	CH	45.00	45.00	0.00	0.00	0.00	0.00
3/31/2013	OPE	OPERATING ENGINEER	CH	135.00	135.00	0.00	0.00	0.00	0.00
3/31/2013	OPE	OPERATING ENGINEER	CH	45.00	45.00	0.00	0.00	0.00	0.00
3/31/2013	OPE	OPERATING ENGINEER	CH	90.00	90.00	0.00	0.00	0.00	0.00
3/31/2013	OPE	OPERATING ENGINEER	CH	45.00	45.00	0.00	0.00	0.00	0.00
3/31/2013	OVT	OVERTIME HVAC	CH	689.70	689.70	0.00	0.00	0.00	0.00
3/31/2013	OVT	OVERTIME HVAC	CH	91.96	91.96	0.00	0.00	0.00	0.00
3/31/2013	OVT	OVERTIME HVAC	CH	459.80	459.80	0.00	0.00	0.00	0.00
4/1/2013	RTX	REAL ESTATE TAX	CH	233.97	233.97	0.00	0.00	0.00	0.00
	BRT	BASE RENT		116,655.00	116,655.00	0.00	0.00	0.00	0.00
	CLE	CLEANING CHARGES		151.35	151.35	0.00	0.00	0.00	0.00
	LKS	LOCKSMITH CHARGES		14.00	14.00	0.00	0.00	0.00	0.00
	MIS	MISCELLANEOUS INCOME		133.40	133.40	0.00	0.00	0.00	0.00
	OES	OPERATING ESCALATION		850.03	850.03	0.00	0.00	0.00	0.00
	OPE	OPERATING ENGINEER		720.00	720.00	0.00	0.00	0.00	0.00
	OVT	OVERTIME HVAC		1,241.46	1,241.46	0.00	0.00	0.00	0.00
	RTX	REAL ESTATE TAX		233.97	233.97	0.00	0.00	0.00	0.00
		.T CORP FOR ASSIGNED NAMES &N Total:		119,999.21	119,999.21	0.00	0.00	0.00	0.00
CA8003-012475	**JHA WEST 16, LLC**			Master Occupant Id: 00007700-1 C0105 Current			Day Due: 1 Last Payment:	Delq Day: 3/21/2013	23,429.44
4/3/2013	BRT	BASE RENT	CH	11,694.11	11,694.11	0.00	0.00	0.00	0.00
12/19/2012	MIS	MISCELLANEOUS INCOME	CR	-12,529.40	0.00	0.00	0.00	-12,529.40	0.00
3/21/2013	MIS	MISCELLANEOUS INCOME	CR	-22,173.00	-22,173.00	0.00	0.00	0.00	0.00
3/21/2013	MIS	MISCELLANEOUS INCOME	CR	-1,256.44	-1,256.44	0.00	0.00	0.00	0.00
	BRT	BASE RENT		11,694.11	11,694.11	0.00	0.00	0.00	0.00
	MIS	MISCELLANEOUS INCOME		-35,958.84	-23,429.44	0.00	0.00	-12,529.40	0.00
		JHA WEST 16, LLC Total:		-24,264.73	-11,735.33	0.00	0.00	-12,529.40	0.00

Run Time Options	Aged Delinquencies	Page:	3
Status = All	MRI_PROD	Date:	4/15/2013
Detail	PV CAMPUS PARCEL 3, LP	Time:	03:37 PM
Open only = N	Date: 4/15/2013	Database:	MRI_PROD
		ENTITY:	CA8003

Invoice Date	Category		Source	Amount	Current	30	60	90	120
CA8003-010199	**UNIVERSITY OF SOUTHERN CA - SUNI**			Master Occupant Id: 00006237-1 SUND1 Current			Day Due: 1 Last Payment:	Delq Day: 3/19/2013	25,999.77
3/31/2013	CLE	CLEANING CHARGES	CH	8.75	8.75	0.00	0.00	0.00	0.00
3/31/2013	CLE	CLEANING CHARGES	CH	8.75	8.75	0.00	0.00	0.00	0.00
12/31/2012	GAS	GAS	CH	7,008.13	0.00	0.00	0.00	7,008.13	0.00
12/31/2012	GAS	GAS	CH	455.13	0.00	0.00	0.00	455.13	0.00
12/31/2012	GAS	GAS	CH	185.24	0.00	0.00	0.00	185.24	0.00
2/28/2013	GAS	GAS	CH	873.74	0.00	873.74	0.00	0.00	0.00
2/28/2013	GAS	GAS	CH	355.61	0.00	355.61	0.00	0.00	0.00
12/31/2012	LKS	LOCKSMITH CHARGES	CH	14.00	0.00	0.00	0.00	14.00	0.00
12/31/2012	LKS	LOCKSMITH CHARGES	CH	21.00	0.00	0.00	0.00	21.00	0.00
12/31/2012	LKS	LOCKSMITH CHARGES	CH	14.00	0.00	0.00	0.00	14.00	0.00
2/28/2013	LKS	LOCKSMITH CHARGES	CH	84.00	0.00	84.00	0.00	0.00	0.00
3/31/2013	LKS	LOCKSMITH CHARGES	CH	21.00	21.00	0.00	0.00	0.00	0.00
3/31/2013	LKS	LOCKSMITH CHARGES	CH	84.00	84.00	0.00	0.00	0.00	0.00
3/31/2013	LKS	LOCKSMITH CHARGES	CH	28.00	28.00	0.00	0.00	0.00	0.00
3/31/2013	LKS	LOCKSMITH CHARGES	CH	21.00	21.00	0.00	0.00	0.00	0.00
12/31/2012	OPE	OPERATING ENGINEER	CH	67.50	0.00	0.00	0.00	67.50	0.00
12/31/2012	OPE	OPERATING ENGINEER	CH	90.00	0.00	0.00	0.00	90.00	0.00
12/31/2012	OPE	OPERATING ENGINEER	CH	5.25	0.00	0.00	0.00	5.25	0.00
12/31/2012	OPE	OPERATING ENGINEER	CH	0.79	0.00	0.00	0.00	0.79	0.00
12/31/2012	OPE	OPERATING ENGINEER	CH	22.50	0.00	0.00	0.00	22.50	0.00
2/28/2013	OPE	OPERATING ENGINEER	CH	4.45	0.00	4.45	0.00	0.00	0.00
2/28/2013	OPE	OPERATING ENGINEER	CH	45.00	0.00	45.00	0.00	0.00	0.00
3/31/2013	OPE	OPERATING ENGINEER	CH	45.00	45.00	0.00	0.00	0.00	0.00
3/31/2013	OPE	OPERATING ENGINEER	CH	45.00	45.00	0.00	0.00	0.00	0.00
3/31/2013	OPE	OPERATING ENGINEER	CH	4.28	4.28	0.00	0.00	0.00	0.00
3/31/2013	OPE	OPERATING ENGINEER	CH	22.50	22.50	0.00	0.00	0.00	0.00
3/31/2013	OPE	OPERATING ENGINEER	CH	0.64	0.64	0.00	0.00	0.00	0.00
3/31/2013	OPE	OPERATING ENGINEER	CH	0.64	0.64	0.00	0.00	0.00	0.00
3/31/2013	OPE	OPERATING ENGINEER	CH	22.50	22.50	0.00	0.00	0.00	0.00
3/31/2013	OPE	OPERATING ENGINEER	CH	4.28	4.28	0.00	0.00	0.00	0.00
3/31/2013	OPE	OPERATING ENGINEER	CH	4.28	4.28	0.00	0.00	0.00	0.00
3/31/2013	OPE	OPERATING ENGINEER	CH	22.50	22.50	0.00	0.00	0.00	0.00
3/31/2013	OPE	OPERATING ENGINEER	CH	0.64	0.64	0.00	0.00	0.00	0.00
12/31/2012	SBM	SUBMETER ELECTRIC INC(	CH	8,552.40	0.00	0.00	0.00	8,552.40	0.00
1/31/2013	SBM	SUBMETER ELECTRIC INC(	CH	15,323.57	0.00	0.00	15,323.57	0.00	0.00
2/28/2013	SBM	SUBMETER ELECTRIC INC(	CH	17,005.46	0.00	17,005.46	0.00	0.00	0.00
2/28/2013	SBM	SUBMETER ELECTRIC INC(	CH	6,921.22	0.00	6,921.22	0.00	0.00	0.00
3/31/2013	SBM	SUBMETER ELECTRIC INC(	CH	16,978.07	16,978.07	0.00	0.00	0.00	0.00
3/31/2013	SBM	SUBMETER ELECTRIC INC(	CH	6,910.07	6,910.07	0.00	0.00	0.00	0.00
	CLE	CLEANING CHARGES		17.50	17.50	0.00	0.00	0.00	0.00
	GAS	GAS		8,877.85	0.00	1,229.35	0.00	7,648.50	0.00
	LKS	LOCKSMITH CHARGES		287.00	154.00	84.00	0.00	49.00	0.00
	OPE	OPERATING ENGINEER		407.75	172.26	49.45	0.00	186.04	0.00
	SBM	SUBMETER ELECTRIC INCOME		71,690.79	23,888.14	23,926.68	15,323.57	8,552.40	0.00
	RSITY OF SOUTHERN CA - SUNDRY Total:			81,280.89	24,231.90	25,289.48	15,323.57	16,435.94	0.00
CA8003-010844	**UNIVERSITY OF SOUTHERN CALIFORI**			Master Occupant Id: 00005790-1 C0200 Current			Day Due: 1 Last Payment:	Delq Day: 4/1/2013	415,198.66
1/1/2013	OES	OPERATING ESCALATION	CH	579.02	0.00	0.00	0.00	579.02	0.00
2/1/2013	OES	OPERATING ESCALATION	CH	579.02	0.00	0.00	579.02	0.00	0.00

Run Time Options
Status = All
Detail
Open only = N

Aged Delinquencies
MRI_PROD
PV CAMPUS PARCEL 3, LP
Date: 4/15/2013

Page: 4
Date: 4/15/2013
Time: 03:37 PM
Database: MRI_PROD
ENTITY: CA8003

Invoice Date	Category		Source	Amount	Current	30	60	90	120
3/1/2013	OES	OPERATING ESCALATION	CH	579.02	0.00	579.02	0.00	0.00	0.00
4/1/2013	OES	OPERATING ESCALATION	CH	579.02	579.02	0.00	0.00	0.00	0.00
4/1/2013	RC2	RENT CREDITS	NC	-2,506.97	-2,506.97	0.00	0.00	0.00	0.00
1/1/2013	RTX	REAL ESTATE TAX	CH	230.46	0.00	0.00	0.00	230.46	0.00
2/1/2013	RTX	REAL ESTATE TAX	CH	230.46	0.00	0.00	230.46	0.00	0.00
3/1/2013	RTX	REAL ESTATE TAX	CH	230.46	0.00	230.46	0.00	0.00	0.00
4/1/2013	RTX	REAL ESTATE TAX	CH	230.46	230.46	0.00	0.00	0.00	0.00

CA8003-009557 **UNIVERSITY OF SOUTHERN CALIFORN** Master Occupant Id: 00005790-1 Day Due: 1 Delq Day:
D0200 Current Last Payment: 4/1/2013 415,198.66

Invoice Date	Category		Source	Amount	Current	30	60	90	120
9/1/2012	LAT	LATE FEE	CH	539.45	0.00	0.00	0.00	0.00	539.45
1/1/2013	OES	OPERATING ESCALATION	CH	1,422.57	0.00	0.00	0.00	1,422.57	0.00
2/1/2013	OES	OPERATING ESCALATION	CH	1,422.57	0.00	0.00	1,422.57	0.00	0.00
3/1/2013	OES	OPERATING ESCALATION	CH	1,422.57	0.00	1,422.57	0.00	0.00	0.00
4/1/2013	OES	OPERATING ESCALATION	CH	1,422.57	1,422.57	0.00	0.00	0.00	0.00
4/1/2013	RC2	RENT CREDITS	NC	-6,159.62	-6,159.62	0.00	0.00	0.00	0.00
10/1/2012	RTX	REAL ESTATE TAX	CH	0.01	0.00	0.00	0.00	0.00	0.01
1/1/2013	RTX	REAL ESTATE TAX	CH	566.19	0.00	0.00	0.00	566.19	0.00
2/1/2013	RTX	REAL ESTATE TAX	CH	566.19	0.00	0.00	566.19	0.00	0.00
3/1/2013	RTX	REAL ESTATE TAX	CH	566.19	0.00	566.19	0.00	0.00	0.00
4/1/2013	RTX	REAL ESTATE TAX	CH	566.19	566.19	0.00	0.00	0.00	0.00

		Amount	Current	30	60	90	120
LAT	LATE FEE	539.45	0.00	0.00	0.00	0.00	539.45
OES	OPERATING ESCALATION	8,006.36	2,001.59	2,001.59	2,001.59	2,001.59	0.00
RC2	RENT CREDITS	-8,666.59	-8,666.59	0.00	0.00	0.00	0.00
RTX	REAL ESTATE TAX	3,186.61	796.65	796.65	796.65	796.65	0.01
	ERSITY OF SOUTHERN CALIFORNIA Total:	3,065.83	-5,868.35	2,798.24	2,798.24	2,798.24	539.46
	CURRENT LEASES FOR CA8003 Total:	207,516.23	143,678.76	33,771.75	22,528.50	6,997.76	539.46

		Amount	Current	30	60	90	120
BRT	BASE RENT	128,349.11	128,349.11	0.00	0.00	0.00	0.00
CLE	CLEANING CHARGES	739.25	739.25	0.00	0.00	0.00	0.00
GAS	GAS	9,240.85	0.00	1,592.35	0.00	7,648.50	0.00
LAT	LATE FEE	539.45	0.00	0.00	0.00	0.00	539.45
LKS	LOCKSMITH CHARGES	301.00	168.00	84.00	0.00	49.00	0.00
MIS	MISCELLANEOUS INCOME	-37,847.26	-23,969.98	-673.94	-673.94	-12,529.40	0.00
OES	OPERATING ESCALATION	20,515.12	6,673.20	5,823.17	5,823.17	2,195.58	0.00
OPE	OPERATING ENGINEER	1,127.75	892.26	49.45	0.00	186.04	0.00
OVT	OVERTIME HVAC	12,598.52	11,954.80	643.72	0.00	0.00	0.00
PID	PHOTO ID CARDS	1,110.90	1,110.90	0.00	0.00	0.00	0.00
RC2	RENT CREDITS	-8,666.59	-8,666.59	0.00	0.00	0.00	0.00
RTX	REAL ESTATE TAX	7,296.72	2,289.67	2,055.70	2,055.70	895.64	0.01
SBM	SUBMETER ELECTRIC INCOME	71,690.79	23,888.14	23,926.68	15,323.57	8,552.40	0.00
SRT	STORAGE RENT	500.00	250.00	250.00	0.00	0.00	0.00
WAT	WATER USAGE CHARGES	20.62	0.00	20.62	0.00	0.00	0.00
	ENTITY CA8003 Total:	207,516.23	143,678.76	33,771.75	22,528.50	6,997.76	539.46

		Amount	Current	30	60	90	120
BRT	BASE RENT	128,349.11	128,349.11	0.00	0.00	0.00	0.00
CLE	CLEANING CHARGES	739.25	739.25	0.00	0.00	0.00	0.00
GAS	GAS	9,240.85	0.00	1,592.35	0.00	7,648.50	0.00
LAT	LATE FEE	539.45	0.00	0.00	0.00	0.00	539.45
LKS	LOCKSMITH CHARGES	301.00	168.00	84.00	0.00	49.00	0.00
MIS	MISCELLANEOUS INCOME	-37,847.26	-23,969.98	-673.94	-673.94	-12,529.40	0.00
OES	OPERATING ESCALATION	20,515.12	6,673.20	5,823.17	5,823.17	2,195.58	0.00

Run Time Options
Status = All
Detail
Open only = N

Aged Delinquencies
MRI_PROD
PV CAMPUS PARCEL 3, LP
Date: 4/15/2013

Page: 5
Date: 4/15/2013
Time: 03:37 PM
Database: MRI_PROD
ENTITY: CA8003

Invoice Date	Category		Source	Amount	Current	30	60	90	120
	OPE	OPERATING ENGINEER		1,127.75	892.26	49.45	0.00	186.04	0.00
	OVT	OVERTIME HVAC		12,598.52	11,954.80	643.72	0.00	0.00	0.00
	PID	PHOTO ID CARDS		1,110.90	1,110.90	0.00	0.00	0.00	0.00
	RC2	RENT CREDITS		-8,666.59	-8,666.59	0.00	0.00	0.00	0.00
	RTX	REAL ESTATE TAX		7,296.72	2,289.67	2,055.70	2,055.70	895.64	0.01
	SBM	SUBMETER ELECTRIC INCOME		71,690.79	23,888.14	23,926.68	15,323.57	8,552.40	0.00
	SRT	STORAGE RENT		500.00	250.00	250.00	0.00	0.00	0.00
	WAT	WATER USAGE CHARGES		20.62	0.00	20.62	0.00	0.00	0.00
			Grand Total:	207,516.23	143,678.76	33,771.75	22,528.50	6,997.76	539.46

SCHEDULE G
SELLER'S LEASING COSTS

Belkin		Amount
Belkin Parking Credit	$44,945 x 5 months	$224,725

ICANN
ICANN Rent Abatement (mos 18-19)		$240,309
ICANN Expansion TI		$351,257
ICANN Expansion Leasing Commission		$39,202
ICANN Expansion Free Rent (First 8 months)		$186,412

Brookfield
Free Rent	Free Rent - 2.866 months	$67,282
TI and Moving Allowance		$207,939
Leasing Commission		N/A (no outside broker)
		$1,317,125

EXHIBIT 1
ESCROW AGENT'S WIRE INSTRUCTIONS
CITY NATIONAL BANK
555 SOUTH FLOWER STREET, 17TH FLOOR
LOS ANGELES, CALIFORNIA
ATTENTION: INCOMING WIRES

ROUTING NO. 122016066
CREDIT TO STEWART TITLE OF CALIFORNIA, INC.
ACCOUNT # 555122373
REFERENCE FILE #: 01180-33148
REFERENCE: PV CAMPUS PARCEL 3

EXHIBIT 2
FORM OF DEED
RECORDING REQUESTED BY:
STEWART TITLE GUARANTY COMPANY
WHEN RECORDED, MAIL THIS DEED TO:
________________________________
________________________________
________________________________
________________________________
MAIL ALL TAX STATEMENTS TO:
________________________________
________________________________
________________________________
________________________________
APN: 4211-011-028

(Space Above For Recorder's Use)
The undersigned Grantor declares:
Documentary Transfer Tax not shown pursuant to
Section 11932 of the Revenue and Taxation Code, as amended.
GRANT DEED
FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, PV CAMPUS PARCEL 3, L.P., a Delaware limited liability partnership ("Grantor"), does hereby GRANT to ___________________________________, a __________________________ ("Grantee"), all of that certain real property in the City of Los Angeles, County of Los Angeles, State of California, as more particularly described in Exhibit A attached hereto and made a part hereof (the "Land"), together with any and all structures and improvements located thereon, all of Grantor's right, title and interest in and to the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances solely to the extent belonging or appertaining to or solely benefiting the Land (but Grantor reserves all tenements, hereditaments, easements, rights of way and appurtenances to the extent belonging or appertaining to any property other than the Land) (collectively, the "Property").
The foregoing grant is SUBJECT TO the following to the extent the same relate to or affect the Property:

1.	All real property taxes not yet due and payable, if any.

2.	All other liens, leases, easements, encumbrances, covenants, conditions, restrictions and matters of record.
IN WITNESS WHEREOF, Grantor has caused this instrument to be executed _____________ ___, 201_.

"GRANTOR"

PV CAMPUS PARCEL 3, L.P.,
a Delaware limited liability partnership
By: ______________________________________
Name:____________________________________
Title:_____________________________________
[ACKNOWLEDGEMENT AND LEGAL DESCRIPTION TO BE ATTACHED]

DECLARATION OF DOCUMENTARY TRANSFER TAX
DO NOT RECORD
County Recorder
Los Angeles County, California
It is hereby requested that this Declaration of Documentary Transfer Tax not be recorded with the attached Grant Deed, but be affixed to the Grant Deed after it is recorded and before it is returned.
The Grant Deed names PV CAMPUS PARCEL 3, L.P., a Delaware limited liability partnership, as Grantor, and ________________, as Grantee. The property being transferred is located in the City of Los Angeles, County of Los Angeles, State of California. The Assessor's Parcel No. is 4211-011-028.
The undersigned Grantor hereby declares that the amount of Documentary Transfer Tax due on the attached Grant Deed is $___________, computed on the full value of the interest or property conveyed.
I declare under penalty of perjury that the foregoing is true and correct.
PV CAMPUS PARCEL 3, L.P.,
a Delaware limited liability partnership
By: __________________________________
Name: ________________________________
Title: _________________________________

EXHIBIT 3
FORM OF BILL OF SALE
PV CAMPUS PARCEL 3, L.P., a Delaware limited liability partnership, having an office c/o Tishman Speyer Properties, L.P., 45 Rockefeller Plaza, New York, New York 10111 ("Seller"), in consideration of Ten Dollars ($10.00) and other good and valuable consideration paid to Seller by _______________________, a ___________________, having an address at ________________________________ ("Purchaser"), the receipt and sufficiency of which are hereby acknowledged, hereby sells, conveys, assigns, transfers, delivers and sets over to Purchaser all fixtures, furniture, furnishings, equipment, machinery, inventory, appliances and other articles of tangible personal property (other than the Excluded Property, as defined in that certain Purchase and Sale Agreement dated _________, 2013 between Seller and Purchaser (the "Purchase Agreement")) owned by Seller and which are located at and used or usable in connection with the Property (as defined in the Purchase Agreement).
TO HAVE AND TO HOLD unto Purchaser and its successors and assigns to its and their own use and benefit forever.
This Bill of Sale is made by Seller without recourse and without any expressed or implied representation or warranty whatsoever.
IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed as of this ___ day of ____________________, 201__.
SELLER:
PV CAMPUS PARCEL 3, L.P.,
a Delaware limited liability partnership
By: ________________________________
Name: ______________________________
Title: _______________________________

EXHIBIT 4
FORM OF NOTICE TO TENANTS
PV Campus Parcel 3, L.P.
c/o Tishman Speyer Properties, L.P.
45 Rockefeller Plaza
New York, New York 10111
___________, 201_
TO:
ALL TENANTS
Los Angeles, California
Re:    Sale of ____ Waterfront Drive
Dear Tenant:
This is to notify you that today, the referenced property has been sold by PV Campus Parcel 3, L.P. ("Seller") to ___________________ ("Purchaser"). As of the date hereof, Seller's interest in your lease has been assigned to Purchaser and Purchaser has assumed the obligations as landlord under your lease which accrue from and after the date hereof.
You are hereby authorized and directed to make all future rent payments to _________________________________________________________________________________________________________________________________. Any future inquiries regarding your lease should be directed to _________________ at the aforementioned address.
SELLER:
PV CAMPUS PARCEL 3, L.P.,
a Delaware limited partnership

By: ___________________________________
Name: _________________________________
Title: __________________________________

EXHIBIT 5
FORM OF FIRPTA AFFIDAVIT
NON-FOREIGN ENTITY CERTIFICATION
Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by PV Campus Parcel 3, L.P., a Delaware limited partnership, that for U.S. Federal Income Tax purposes is disregarded as separate from PV Campus JV, L.P., a Delaware limited partnership (the "Transferor"), the undersigned hereby certifies the following on behalf of the Transferor:
1.    Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
2.    Transferor is not a disregarded entity as defined in Section 1.1445‑2(b)(2)(iii);
3.    Transferor's U.S. employer identification number is 20-8635924; and

4.	Transferor's office address is
c/o Tishman Speyer Properties, L.P.
45 Rockefeller Plaza
New York, New York 10111
Transferor understands that this certification may be disclosed to the Internal Revenue Service and that any false statement made within this certification could be punished by fine, imprisonment, or both.
Under penalties of perjury the undersigned declares that he/she has examined this certification and that to the best of his/her knowledge and belief it is true, correct and complete, and the undersigned further declares that he/she has the authority to sign this document on behalf of the Transferor.
TRANSFEROR:

PV CAMPUS JV, LP,
a Delaware limited partnership

By:	PV Campus JV GP, L.L.C.,
a Delaware limited liability company
Its: General Partner
By: __________________________________
Name: ________________________________
Title: _________________________________

EXHIBIT 6
FORM OF ASSIGNMENT AND ASSUMPTION OF LEASES AND CONTRACTS
PV CAMPUS PARCEL 3, L.P., a Delaware limited partnership, having an office c/o Tishman Speyer Properties, L.P., 45 Rockefeller Plaza, New York, New York 10111 ("Assignor"), in consideration of Ten Dollars ($10.00) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby assigns to ___________________, a _______________________________ having an address at _______________________________________ ("Assignee"), (1) all right, title and interest of Assignor as lessor under all the leases and any other occupancy agreements (collectively, the "Leases") in effect for space at the Premises and listed on Schedule A, and (2) all right, title and interest of Assignor under all of the service, maintenance, supply and other agreements (collectively, the "Contracts") in effect relating to the operation of the Premises and listed on Schedule B. Each capitalized term when used herein shall have the same respective meaning as is given such term in that certain Purchase and Sale Agreement between PV Campus Parcel 3, L.P. and Assignee dated as of __________, 2013 (the "Purchase Agreement") unless expressly provided otherwise in this Assignment and Assumption of Leases and Contracts.
Assignee hereby expressly assumes (x) all of the obligations imposed upon the lessor under the Leases which accrue from and after the date hereof (including, without limitation, the lessor's obligation to return any Transferred Security Deposits to the extent Assignee received such Transferred Security Deposits) and (y) all of the obligations imposed upon the owner of the Premises under the Contracts which accrue from and after the date hereof. Without limiting Assignee's obligations hereunder or under the Purchase Agreement, Assignee expressly acknowledges, and agrees to perform, its obligation to pay Leasing Costs and New Tenant Costs in accordance with the terms of Section 7(e) of the Purchase Agreement.
Assignee acknowledges that, simultaneously with the execution hereof, Assignee has received $_________ from Assignor in respect of the Transferred Security Deposits.
This Assignment and Assumption of Leases and Contracts and is made by Assignor without recourse and without any express or implied representation or warranty whatsoever except to the extent expressly provided in the Purchase Agreement.
This Assignment and Assumption of Leases and Contracts shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Assumption of Leases and Contracts to be executed as of this ____ day of ________, 201_.
SELLER:
PV CAMPUS PARCEL 3, L.P.,
a Delaware limited partnership

By: _________________________________
Name: _______________________________
Title: ________________________________
ASSIGNEE:
[__________________________________]
a
By: __________________________________
Name: ________________________________
Title: _________________________________
SCHEDULE A
Leases
SCHEDULE B
Contracts

EXHIBIT 7
FORM OF ASSIGNMENT AND ASSUMPTION OF INTANGIBLES

THIS ASSIGNMENT AND ASSUMPTION OF INTANGIBLES (this "Assignment") is made as of ___________ ___, 201_, by and between PV CAMPUS PARCEL 3, L.P., a Delaware limited partnership ("Assignor"), and ________________________, a _______________________ (collectively, "Assignee").
W I T N E S S E T H:
For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged Assignor and Assignee hereby agree as follows:
1.    Assignor hereby sells, transfers, assigns and conveys to Assignee, to the extent assignable, all right, title and interest of Assignor in and to the "Intangible Property" but excluding the "Excluded Intangibles". All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in that certain Purchase and Sale Agreement between PV Campus Parcel 3, L.P. and Assignee dated as of ______________, 2013 (the "Purchase Agreement"). The Intangible Property (excluding the Excluded Intangibles) is referred to herein as the "Assumed Intangible Property."
2.    This Assignment is given pursuant to the Purchase Agreement, providing for, among other things, the conveyance of the Intangible Property.
3.    As set forth in the Purchase Agreement, which is hereby incorporated by reference as if herein set out in full and except as set forth herein, the property conveyed hereunder is conveyed by Assignor and accepted by Assignee AS IS, WHERE IS, AND WITHOUT ANY WARRANTIES OF WHATSOEVER NATURE, EXPRESS OR IMPLIED, EXCEPT AS EXPRESSLY SET FORTH IN THE PURCHASE AGREEMENT, IT BEING THE INTENTION OF ASSIGNOR AND ASSIGNEE EXPRESSLY TO NEGATE AND EXCLUDE ALL WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY CONVEYED HEREUNDER, OR BY ANY SAMPLE OR MODEL THEREOF, AND ALL OTHER WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY THE CALIFORNIA UNIFORM COMMERCIAL CODE. In addition, the covenants, agreements, and limitations (including, but not limited to, the limitations provided in Sections 11 and 36 of the Purchase Agreement) provided in the Purchase Agreement with respect to the property conveyed hereunder are hereby incorporated herein by this reference as if herein set out in full.
4.    Assignee hereby accepts the assignment of the Assumed Intangible Property and assumes all obligations with respect thereto first arising from and after the date hereof.
5.    This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.
ASSIGNOR:
PV CAMPUS PARCEL 3, L.P.,
a Delaware limited partnership
By: __________________________________
Name: ________________________________
Title: _________________________________

ASSIGNEE:
_____________________________________,
a ____________________________________
By: __________________________________
Name: _______________________________
Title: _________________________________

EXHIBIT 8
FORM OF COVENANT REGARDING FLOOR AREA, TRIPS AND NON-INTERFERENCE

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:
Allen Matkins Leck Gamble Mallory & Natsis LLP
1901 Avenue of the Stars, Suite 1800
Los Angeles, California 90067-6019
Attention: John Tipton, Esq.

(Space Above For Recorder's Use)
COVENANT REGARDING FLOOR AREA, TRIPS AND NON-INTERFERENCE
This Covenant Regarding Floor Area, Trips and Non-Interference (this "Covenant") is made as of ________, 201_ by PV CAMPUS PARCEL 3, L.P., a Delaware limited partnership ("Covenantor") in favor of PV CAMPUS JV II, L.P., a Delaware limited partnership ("Covenantee").
R E C I T A L S :
A.    Covenantor owns certain real property located in the City and County of Los Angeles, California and described on Exhibit "A" attached hereto (the "Covenantor Property").
B.    Affiliates of Covenantee own certain property which is adjacent to, or in the vicinity of, the Covenantor Property and described on Exhibit "B" attached hereto (the "Covenantee Property"). The Covenantor Property and Covenantee Property are located within a larger parcel of real property known as the "The Campus at Playa Vista".
C.    Covenantor and Playa Phase 1 Commercial Land Company, LLC, a Delaware limited liability company, among other parties, previously entered into that certain Declaration of Special Land Use Restrictions and Environmental Restrictions dated February 8, 2007 and recorded on February 9, 2007 as Document No. 20070284612, as amended (the "Declaration"). The Declaration restricts the amount of Floor Area (as defined in the Declaration) which may be constructed on the Subject Parcels (as defined in the Declaration) and the number of Trips (as defined in the Declaration) allocated to the Subject Parcels. All capitalized terms used but not defined herein shall carry the meanings given same in the Declaration.
D.    Covenantor is executing this Covenant, for the benefit of Covenantee and Covenantee's Affiliates in order to restrict the amount of Floor Area which may be constructed on the Covenantor Property and the number of Trips allocated to the Covenantor Property.
NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Covenantor hereby agrees as follows:
1.    Floor Area Limitation. Covenantor covenants that in no event shall the Floor Area of all buildings constructed on the Covenantor Property exceed 282,955 square feet of office Floor Area ("Covenantor's Floor Area Allocation"), provided that in no event will Covenantor be deemed to have breached this covenant so long as Covenantor and its successors or assigns construct no additional Floor Area on the Property after the date of this Covenant.
2.    Limitation on Trips. Covenantor covenants that the maximum Trips allocated to the Covenantor Property shall not exceed Two Hundred Sixty-One (261) (the "Covenantor Trip Allocation"), and Covenantor shall not solicit or accept Trips in excess of the Covenantor Trip Allocation. The provisions of Sections 2.1(c)(ii) and 2.1(c)(iii) of the Declaration shall apply to the Covenantor Trip Allocation and are incorporated herein for such purpose.
3.    Non-Interference. Covenantor, on behalf of itself and its Affiliates, and its and its Affiliates' successors and assigns, agrees not to oppose or hinder, publicly or privately, any of Covenantee's or Affiliates of Covenantee's efforts to develop the Covenantee Property or any portion thereof so long as the Covenantee Property is developed in substantial conformance with the existing entitlements for such Covenantee Property and consistent with the terms of the Declaration and the Amended and Restated Declaration of Covenants, Conditions, Restrictions and Reservations of Easements for the Campus at Playa Vista dated June 8, 2006 and recorded on the same date as Instrument No. 06-1258435.
4.    Covenants Run with the Land. The Covenantor Property shall be held, developed, conveyed, hypothecated, encumbered, leased, rented, used and occupied subject to the covenants, restrictions and other limitations set forth in this Covenant. Such covenants and restrictions are for the benefit of the Covenantee Property and are intended and shall be construed as covenants and conditions running with and binding on the Covenantor Property and equitable servitudes upon the Covenantor Property and every part thereof. Furthermore, all and each of such covenants and restrictions shall be binding upon and burden all persons having or acquiring any right, title or interest in the Covenantor Property or any part thereof, and their successors and assigns, and shall inure to the benefit of the Covenantee Property and the owners of the Covenantee Property, their successors and assigns, and shall be enforceable by Covenantee and its successors and assigns, all upon the terms, provisions and conditions set forth herein.
5.    Attorneys' Fees. In the event of any litigation between Covenantor and Covenantee or Affiliates of Covenantee to enforce any provisions of this Covenant or the rights of Covenantee hereunder, the unsuccessful party to such litigation agrees to pay to the successful party all costs and expenses, including reasonable attorneys' fees and disbursements, incurred herein by the successful party in and as part of the judgment rendered in such litigation.
6.    Incorporation of Certain Provisions. The provisions of Sections 5.1, 5.7, 5.8, 5.9, 5.11, 5.14, 5.16 and 5.17 of the Declaration, as modified to the extent necessary to apply to this Covenant, are hereby incorporated herein.
7.    Limitation on Liability. The liability of Covenantor for Covenantor's obligations under this Covenant shall be limited to Covenantor's interest in the Covenantor Property, if any, and the Covenantees shall not look to any other property or assets of Covenantor or the property or assets of any direct or indirect partner, member, manager, shareholder, director, officer, principal, employee or agent of Covenantor (collectively, the "Parties") in seeking either to enforce Covenantor's obligations under this Covenant or to satisfy a judgment for Covenantor's failure to perform such obligations; and none of the Parties shall be personally liable for the performance of Covenantor's obligations under this Covenant.
IN WITNESS WHEREOF, the undersigned has executed this Covenant as of the date first written above.
PV CAMPUS PARCEL 3, L.P., a Delaware limited partnership
By: __________________________________
Name: ________________________________
Title: _________________________________
[ACKNOWLEDGEMENTS AND LEGAL DESCRIPTIONS TO BE ATTACHED]

EXHIBIT 9
TENANT ESTOPPEL CERTIFICATE
______________ ___, 2013
_______________________________
_______________________________
_______________________________
_______________________________
Ladies and Gentlemen:
The undersigned, _______________________________________________________ ("Tenant"), as tenant under a lease of certain premises dated ________________ (the "Original Lease", and as may be amended, the "Lease") executed by Tenant and PV Campus Parcel 3, L.P., a Delaware limited partnership ("Landlord"), does hereby state, declare, represent and warrant to _________________________________________ ("Purchaser"), as follows:
1.    The copy of the Lease attached hereto as Exhibit A is a true and correct copy of the Lease and the Lease is in full force and effect and the Original Lease has not been amended, supplemented or changed, except as follows: _____________________________________________________________.
2.    Tenant has accepted possession of the premises demised under the Lease, and all items of an executory nature have been completed under the terms of the Lease, including, but not limited to, completion of Tenant's initial improvements in the premises demised under the Lease, and the payment of the improvement allowance and application of the rental abatement, all as expressly set forth in the Lease).
3.    Tenant further acknowledges that the term commenced on ____________ and shall expire on ____________, unless sooner terminated or extended in accordance with the terms of the Lease.
4.    No default or event that with the passing of time or the giving of notice, or both, would constitute a default (referred to herein collectively as a "default") on the part of Tenant exists under the Lease in the performance of the terms, covenants and conditions of the Lease required to be performed on the part of Tenant.
5.    No default on the part of Landlord exists under the Lease in the performance of the terms, covenants and conditions of the Lease required to be performed on the part of Landlord.
6.    Tenant has no option or right to purchase the property of which the premises are a part, or any part thereof.
7.    No rentals are accrued and unpaid under the Lease.
8.    No prepayments of rentals due under the Lease have been made and no security or deposits as security have been made thereunder, except as set forth in the Lease.
9. Tenant has no defense as to its obligations under the Lease and claims no setoff (except for the rental abatement provisions expressly set forth in the Lease) or counterclaim against Landlord.
10.    Tenant has paid to Landlord a security deposit of $________.
11.    Tenant has not received notice of any assignment, hypothecation, mortgage, or pledge of Landlord's interest in the Lease or the rents or other amounts payable thereunder.
12.    Tenant understands and acknowledges that Purchaser is about to purchase the property of which the premises are a part, and that Purchaser and its current and future lenders are relying upon the representations and warranties contained herein in purchasing such property.

__________________________________
a _________________________________

By__________________________________
Name: ______________________________
Its: __________________________________

EXHIBIT A
TO TENANT ESTOPPEL CERTIFICATE
Copy of Original Lease and Amendments to Original Lease
[ATTACHED]

TABLE OF CONTENTS
Page

1.	DEFINITIONS 1

2.	PURCHASE AND SALE. 3

3.	ACCESS TO PROPERTY. 3

4.	PURCHASE PRICE AND DEPOSIT. 6

5.	STATUS OF TITLE. 7

6.	TITLE REVIEW AND APPROVAL; LIENS. 7

7.	APPORTIONMENTS. 9

8.	PROPERTY NOT INCLUDED IN SALE. 11

9.	COVENANTS OF SELLER. 11

10.	ASSIGNMENTS BY SELLER AND ASSUMPTIONS BY PURCHASER; SECURITY DEPOSITS; CONDITIONS TO CLOSING. 12

11.	CONDITION OF THE PROPERTY; REPRESENTATIONS. 14

12.	DAMAGE AND DESTRUCTION. 21

13.	CONDEMNATION. 22

14.	BROKERS AND ADVISORS. 23

15.	POST-CLOSING PURCHASER COVENANTS. 24

16.	TRANSFER TAXES AND TRANSACTION COSTS. 24

17.	CLOSING DELIVERIES AND RELATED ACTIONS. 25

18.	CLOSING DATE. 27

19.	NOTICES. 28

20.	DEFAULT BY PURCHASER OR SELLER. 30

21.	FIRPTA COMPLIANCE. 31

22.	ENTIRE AGREEMENT. 31

23.	AMENDMENTS. 31

24.	WAIVER. 31

25.	PARTIAL INVALIDITY. 31

26.	SECTION HEADINGS. 32

27.	GOVERNING LAW. 32

28.	PARTIES; ASSIGNMENT AND RECORDING. 32

29.	CONFIDENTIALITY; PRESS RELEASES. 32

30.	FURTHER ASSURANCES. 33

31.	THIRD PARTY BENEFICIARY. 33

32.	JURISDICTION AND VENUE. 33

33.	WAIVER OF TRIAL BY JURY. 33

34.	MISCELLANEOUS. 33

35.	ATTORNEYS' FEES. 34

36.	EXCULPATION. 34

37.	COOPERATION WITH PURCHASER'S AUDITORS AND SEC FILING REQUIREMENTS. 35
Schedules
A.    Description of the Land
B.    List of Excluded Personalty
C.    List of Leases
D.    List of Contracts
E.    List of Security Deposits
F.    Arrearage Schedule
G.    Seller's Leasing Costs
Exhibits
1.    Escrow Agent's Wire Instructions
2.    Form of Deed
3.    Form of Bill of Sale
4.    Form of Notice to Tenants
5.    Form of FIRPTA Affidavit
6.    Form of Assignment and Assumption of Leases and Contracts
7.    Form of Assignment and Assumption of Intangibles
8    Form of Covenant Regarding Floor Area, Trips and Non-Interference
9.    Form of Tenant Estoppel Certificate